SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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☒    Definitive Proxy Statement

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☐    Soliciting Material under Rule 14a-12

Heidrick & Struggles International, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

AND

PROXY STATEMENT

DATE:	May 27, 2010
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Sofitel New York 45 West 44th Street New York, NY 10036-6613

April 26, 2010

Greetings to the stockholders of Heidrick & Struggles International, Inc. I am pleased to invite you to attend our Annual Meeting of Stockholders.

The meeting will be held on May 27, 2010 at 9:00 a.m. Eastern Daylight Time at the Sofitel New York, located at 45 West 44th Street, New York, NY 10036-6613.

The Notice of Annual Meeting of Stockholders accompanying this letter describes the business we will be transacting at the meeting.

Whether or not you plan to attend the Annual Meeting in person, I urge you to sign, date and return the enclosed Proxy Card as soon as possible so that your shares will be represented at the meeting. The vote of every stockholder is important!

I look forward to seeing you on May 27.

Sincerely,

L. Kevin Kelly

Chief Executive Officer

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

233 South Wacker Drive, Suite 4200

Chicago, Illinois 60606-6303

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 27, 2010
TIME:	9:00 a.m. Eastern Daylight Time
PLACE:	Sofitel New York 45 West 44th Street New York, NY 10036-6613

Dear Stockholders:

At our Annual Meeting, we will ask you to:

I.	Elect three (3) directors to serve on the Board of Directors until the Annual Meeting in 2013;

II.	Ratify our selection of KPMG LLP as the Company’s independent registered public accounting firm for 2010; and

III.	Transact any other business that may properly come before the Annual Meeting, or any adjournment of the Annual Meeting.

If you were a stockholder of record at the close of business on April 16, 2010, you are entitled to vote at the Annual Meeting or any adjournment of the meeting. A stockholder list will be available at our principal executive offices located at 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606, beginning April 21, 2010 during normal business hours, for examination by any stockholder registered on our stock ledger as of April 16, 2010, for any purpose germane to the Annual Meeting.

Your attention is called to the accompanying Proxy Card and Proxy Statement. A copy of our Annual Report to Stockholders (including our Annual Report on Form 10-K) for the year ended December 31, 2009 is also enclosed.

Sincerely,

K. Steven Blake

Secretary

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting in person, please sign and return the Proxy Card in the enclosed postage prepaid envelope so your shares may be voted.

VOTING INFORMATION

Proxy Solicitation.    The Board of Directors is furnishing you with this Proxy Statement in connection with the solicitation of your proxy for the Annual Meeting of Stockholders to be held on May 27, 2010 and at any adjournment thereof. This solicitation is being made by mail. The Company may also use its officers and other employees to solicit proxies from stockholders, personally or by telephone, facsimile, letter or electronic mail. The Company will pay all costs associated with the solicitation of proxies. If the Company requests nominees and brokers to solicit their principals and customers for their proxies, it will reimburse the nominees and brokers for their reasonable out-of-pocket expenses.

Annual Meeting of Stockholders.    The Annual Meeting of Stockholders will be held on May 27, 2010 at 9:00 a.m. Eastern Daylight Time at the Sofitel New York located at 45 West 44th Street, New York, New York, 10036. If you need directions to the Annual Meeting, please contact Julie Creed, VP, Investor Relations at 1-312-496-1200. This Proxy Statement is first being mailed on or about April 26, 2010 to Company stockholders entitled to notice of, and to vote at, the Annual Meeting.

Record Date.    Each share of Company common stock that you owned as of April 16, 2010, the record date for the Annual Meeting, entitles you to one vote. On April 16, 2010 there were 17,469,617 shares of Company common stock outstanding.

Voting.    As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (1) by completing, signing and dating the accompanying proxy card and returning it in the postage-prepaid envelope enclosed for that purpose, (2) by completing your proxy using the toll-free telephone number listed on the proxy card, or (3) by completing your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the meeting even if you have previously completed your proxy by mail, telephone or via the Internet.

If your shares are held on your behalf by a third party such as your broker (or another nominee) and are registered in the name of your broker (or other nominee), thereby making the broker (or other nominee) the stockholder of record and you the beneficial owner, we refer to your shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your broker (or other nominee) as to how to vote your shares. Your broker (or other nominee) will provide you with information as to the manner in which you are able to instruct it as to the voting of your “street name” shares. If your shares are held in “street name” and you wish to attend the Annual Meeting in person and vote at the Annual Meeting, you will need to obtain a legal proxy in your name from your broker (or other nominee).

If your shares are held in “street name,” your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote the shares with respect to “discretionary” matters as described below but will not be permitted to vote the shares with respect to “non-discretionary” matters. A “broker non-vote” with respect to any particular matter occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) (i) has received instructions from you on some but not all proposals, or (ii) has not received instructions from you on any proposals but is entitled to vote in its discretion on one or more matters) but does not indicate a vote for a particular proposal because the broker (or other nominee) does not have discretionary authority to vote on that proposal and has not received voting instructions from you. “Broker non-votes” are not counted as votes for or against the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count “broker non-votes” for the purpose of determining a quorum. If your shares are held in “street name” by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s Secretary at the Company’s principal executive offices, the address of which is noted on the Notice of Annual Meeting, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

Quorum.    The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitutes a quorum for the transaction of business at the Annual Meeting. The inspector of election appointed for the Annual Meeting will determine whether a quorum is present. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present and entitled to vote for purposes of determining whether a quorum exists at the Annual Meeting. For purposes of determining the outcome of any matter as to which a broker (or other nominee) has not received instructions, and for which it does not have discretionary voting authority, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists and may be entitled to vote on other matters).

Required Vote.    Pursuant to the Company’s by-laws, directors are elected by a plurality vote of all votes cast for the election of directors at the Annual Meeting and, therefore, the three nominees for director who receive the most votes will be elected. Stockholders will not be allowed to cumulate their votes in the election of directors. Shares that abstain from voting will not affect the outcome of the election of directors. Unlike in prior years, this year and going forward, uncontested elections of directors are not considered to be “discretionary” matters for certain brokers and, as a result, those brokers are not authorized to vote “street name” shares in the absence of instructions from the beneficial owner. Thus, if you do not provide specific instructions to your broker on how to vote any of your “street name” shares with respect to the election of our directors, your broker may not be able to vote those shares in its discretion and, in such case, a “broker non-vote” would occur and no vote of your “street name” shares would be counted for purposes of the election of our directors. “Broker non-votes” will not affect the outcome of our director election. With respect to shares held in “street name” by your broker (or other nominee), we strongly encourage you to provide instructions to such broker (or other nominee) as to how to vote on the election of directors by signing, dating and returning to the broker (or other nominee) the instruction card provided by that broker (or other nominee). THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES.

Regarding Proposal II, an affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required for approval. Unlike the election of directors, Proposal II involves a matter on which a broker (or other nominee) does have discretionary authority to vote and as a result, if you do not instruct your broker (or other nominee) as to how you want to vote your shares, your broker (or other nominee) is entitled to vote your shares in its discretion. With respect to Proposal II, an abstention will have the same effect as a “no” vote. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSAL II.

The inspector of election appointed for the Annual Meeting will tabulate votes.

The persons named as attorneys-in-fact in this proxy statement, K. Steven Blake and Stephen W. Beard, were selected by the Board of Directors and are officers of the Company. Each executed proxy card returned prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the three nominees to the Board of Directors and FOR the ratification of the selection of KPMG LLP as the independent registered public accounting firm of the Company for the 2010 fiscal year.

Majority Vote Policy.    The Company’s Corporate Governance Guidelines provide that, in any uncontested election, any nominee for director who does not receive a majority of votes cast “FOR” his or her election is required to tender his or her resignation promptly following the failure to receive the required vote. The Corporate Governance Guidelines require the Nominating and Board Governance Committee of the Board of Directors to make recommendations to the Board with respect to any such resignation. The Board is required to take action with respect to this recommendation and to disclose its decision-making process. Full details of this policy are set forth under “Practices (Resignation for Majority Withheld Vote)” in the Company’s Corporate Governance Guidelines, a copy of which is included in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on May 27, 2010.

The Proxy Statement and the Company’s Annual Report are available at http://www.heidrick.com/proxy.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The Company’s Amended and Restated Certificate of Incorporation provides for its authorized capital stock to consist of 100,000,000 shares of common stock, $.01 par value per share, of which 17,469,617 shares were issued and outstanding on April 16, 2010 and 10,000,000 shares of preferred stock, $.01 par value per share, none of which have been issued. The Company’s common stock is listed on the NASDAQ Stock Market under the symbol “HSII.”

Each stockholder is entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to receive dividends if and when dividends are declared by the Board of Directors and out of funds legally available, after the required dividends are paid on outstanding preferred stock, if any. On September 19, 2007, the Board of Directors approved the initiation of a quarterly cash dividend in the amount of $0.13 per share and the dividend has been reauthorized by the Board for each succeeding fiscal quarter up to the present. In the event of the Company’s liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities, accrued but unpaid dividends and liquidation preferences on any outstanding preferred stock. The shares of common stock have no preemptive or conversion rights and are not subject to the Company’s further calls or assessment. There are no redemption or sinking fund provisions applicable to the common stock.

PROPOSAL I

ELECTION OF CLASS II DIRECTORS

The Board of Directors currently has nine members, one of whom is a Company employee and eight of whom are non-employees.

The Board of Directors is divided into three classes (Classes I, II, and III) for purposes of election. The Company’s Amended and Restated Certificate of Incorporation calls for each class to consist, as nearly as possible, of one-third of the total number of directors that make up the Board of Directors. One class is elected at each Annual Meeting of Stockholders to serve for a three-year term. The Board of Directors recommends that three (3) directors be elected at the Annual Meeting as Class II directors to hold office for a three-year term expiring in 2013. Directors who are not standing for election this year will continue in office for the remainder of their respective terms.

The Board of Directors has recommended and nominated each of the following persons to be reelected to the Board of Directors as Class II directors with terms expiring in 2013: Messrs. Beattie, Borges and Fazio.

Subject to the exceptions set forth in the “Voting Information” section of this proxy statement, the enclosed Proxy will be voted FOR the election of each of the three nominees unless it is marked to withhold authority to vote for one or more of the nominees. Proxies cannot be voted for more than three nominees.

If any nominee ceases to be a candidate for election for any reason, the Proxy will be voted for a substitute nominee designated by the Company’s Board of Directors. The Board of Directors currently has no reason to believe that any nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Below is certain information about each director nominee and each director whose term of office will continue after the Annual Meeting, including a summary of the specific experience, qualifications, attributes and skills that led the Nominating and Board Governing Committee to conclude that such individual is qualified to serve as a director. There are no family relations among any directors, executive officers, or persons nominated to become a director.

NOMINEES FOR ELECTION AS CLASS II DIRECTORS

(Directors with Terms Expiring in 2013)

Name	Age	Principal Occupation and Employment History	Director Since
Richard I. Beattie	71	Mr. Beattie has served as Chairman of Simpson Thacher & Bartlett, an international law firm, since 2004. From 1991 until 2004, Mr. Beattie was Chairman of the Executive Committee of Simpson Thacher & Bartlett, and he has practiced law at the firm since 1968. Mr. Beattie also serves on the boards of directors of Harley-Davidson, Inc., and Evercore Partners, Inc. Mr. Beattie’s extensive experience in public company board counseling and as an accomplished M&A and crisis management attorney, including serving as the chair of a large international law firm, has provided him with broad management expertise, extensive experience in the career development and retention of professional service employees and a deep understanding of corporate governance, regulatory, financial and legal matters.	03/2002

Antonio Borges	60	Mr. Borges has served as Director of The Champalimaud Foundation and Chairman of the Hedge Fund Standards Board since 2008. From 2000 to 2008, Mr. Borges was Vice Chairman of Goldman Sachs International. From 1993 to 2000, Mr. Borges was Dean of INSEAD, widely recognized as among the world’s top-tier business schools. Mr. Borges also serves on the boards of directors of Caixa Seguros, CNP Assurances, Jeronimo Martins SGPS, S.A., and Scor S.A. Mr. Borges previously served on the boards of Sonaecom and Banco Santander Portugal, S.A. Mr. Borges is a highly accomplished professional with significant experience in finance, strategy, and corporate governance. He brings to our Board a deep understanding of the high-end consulting business, as well as significant experience in, and perspectives on, global capital markets as well as the international markets in which we compete. Mr. Borges also provides critical thought leadership on the Company’s strategic positioning efforts.	04/2004

John A. Fazio	66	Mr. Fazio is a former Senior General Practice Partner of PricewaterhouseCoopers. Mr. Fazio retired from PricewaterhouseCoopers in 2000 following 35 years of service to the global accounting and professional services company. A Certified Public Accountant and a Certified Management Accountant, Mr. Fazio held a variety of senior positions in accounting, auditing, consulting, and administration at PricewaterhouseCoopers. Mr. Fazio also serves on the board of directors of Sequenom, Inc. Mr. Fazio previously served on the boards of ImClone Systems, Inc., and Dendrite International, Inc. The Board greatly values Mr. Fazio’s extensive financial and Big Four accounting expertise. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. Mr. Fazio’s accounting and financial skills are critical to the oversight of our financial reporting, enterprise and operational risk management.	09/2003

CLASS III DIRECTORS

(Directors with Terms Expiring in 2012)

Name	Age	Principal Occupation and Employment History	Director Since
Jane D. Hartley	60	Ms. Hartley has served as Chief Executive Officer of Observatory Group since 2007. From 1996 to 2007, Ms. Hartley was Chief Executive Officer of G-7 Group, Inc., and from 1993 to 1995, Chief Operating Officer of G-7 Group, Inc. In 1989, Ms. Hartley was Vice President and Station Manager of WWOR-TV, owned by MCA Corporation (now Universal Studios), and from 1985 to 1989, Vice President, Marketing, of MCA Corporation. From 1981 until 1985, Ms. Hartley was Vice President, Corporate Communications, at Westinghouse Broadcasting, and Vice President, New Markets Development, for Group W Cable. From 1977 until 1981, Ms. Hartley worked in the Carter Administration at the White House as Senior Assistant in the Office of Public Liaison and as Director, Congressional Relations, Department of Housing and Urban Development. Ms. Hartley serves on the boards of the New School and Sesame Workshop and is a member of the Council on Foreign Relations. Ms. Hartley is a Trustee and serves on the Executive Committee of the Economic Club of New York. Ms. Hartley was first elected to our Board in 2009 and has proven to be an important contributor to the Board’s deliberations. Ms. Hartley provides critical insight and perspective on general strategic and business matters stemming from her extensive senior executive and management experience and the Board has benefited from her considerable experience in monitoring and evaluating monetary, fiscal, and legislative policies around the globe.	5/2009

Gary E. Knell	56	Mr. Knell has served as President and Chief Executive Officer of Sesame Workshop (formerly known as Children’s Television Workshop) since 2000. From 1998 to 2000, Mr. Knell was Chief Operations Officer of Children’s Television Workshop. From 1996 to 1997, Mr. Knell was President and Managing Director of Manager Media International. From 1989 to 1996, Mr. Knell was Executive Vice President for Corporate Affairs at Children’s Television Workshop. From 1982 to 1989, Mr. Knell was Senior Vice President and General Counsel of WNET/THIRTEEN. From 1978 to 1981, he was Counsel to the United States Senate Judiciary Subcommittee on Administrative Practice and Procedure and the Governmental Affairs Subcommittee on Intergovernmental Relations. From 1976 to 1977, he was the legal assistant to the Governor of California. Mr. Knell also serves on the boards of directors of AARP Services, Inc., Common Sense Media, Business for Diplomatic Action, and Save the Children, and on the board of governors of National Geographic Education Foundation. Mr. Knell was previously a director of American Public Television. Mr. Knell brings to our Board a wide range of experience in senior leadership positions in both the public and private sectors, including over 20 years of senior operations and executive management experience with Sesame Workshop and its predecessor. In addition to his broad business skills and experience, executive leadership and global expertise and knowledge of complex legal matters, Mr. Knell also has significant experience in governmental affairs.	9/2007

Jill Kanin-Lovers	58	Ms. Kanin-Lovers is the former Senior Vice President for Human Resources and Workplace Management of Avon Products, Inc., where she held that position from 1998 to 2004. Previously, Ms. Kanin-Lovers held executive-level positions in human resources at International Business Machines Corporation from 1995 to 1998 and American Express Company from 1992 to 1995. Prior to that, Ms. Kanin-Lovers worked at Towers Perrin for 17 years, leaving that company in 1992 as a Vice President and Principal. Ms. Kanin-Lovers also serves on the board of directors of Dot Foods, Inc. Ms. Kanin-Lovers was formerly a director of Alpharma, Inc., BearingPoint, Inc., and First Advantage Corporation. Our Board benefits from Ms. Kanin-Lovers’ extensive senior management and board experience, as well as her subject matter expertise, particularly within the areas of human resources, workplace management, and executive compensation. Her experience positions her to advise management on a wide range of strategic, financial and governance matters.	06/2004

CLASS I DIRECTORS

(Directors with Terms Expiring in 2011)

Name	Age	Principal Occupation and Employment History	Director Since
L. Kevin Kelly	44	Mr. Kelly has served as our President and Chief Executive Officer since September 2006. Prior to that, Mr. Kelly served as President of the Company’s Europe, Middle East, and Africa (EMEA) and Asia Pacific regions. From 2002 to 2005, he was Regional Managing Partner, Asia Pacific, and he also led the Company’s Tokyo office during 2002. He joined Heidrick & Struggles in 1997. Mr. Kelly’s thirteen year career with Heidrick & Struggles, which culminated with his appointment as President and Chief Executive Officer, is one in which he has been entrusted with a number of key leadership roles of increasing responsibility. His performance in these roles, including service as Regional Managing Partner of two of the Company’s three geographic regions, including its fastest-growing one, give him an in-depth understanding of Heidrick & Struggles’ business operations, including its strategic opportunities, employees, clients, and competitors.	09/2006

Robert E. Knowling, Jr.	54	Mr. Knowling is the Chairman of Eagles Landing Partners. Previously, Mr. Knowling served as Chief Executive Officer of Telwares Communications, LLC (formerly Vercuity Solutions, Inc.), from April 2005 to May 2009. From January 2002 to April 2005, Mr. Knowling was Chief Executive Officer of the New York City Leadership Academy. From February 2001 to January 2003, Mr. Knowling was Chairman and Chief Executive Officer of Simdesk Technologies, Inc. From July 1998 to November 2000, Mr. Knowling was Chairman, President and Chief Executive Officer of Covad Communications. From March 1996 to July 1998, Mr. Knowling was Executive Vice President of Operations and Technologies at US West Communications, and, from November 1994 to March 1996, Vice President of Network Operations at Ameritech Corp. Mr. Knowling also serves on the boards of directors of Aprimo, Incorporated, Ariba, Inc., Roper Industries and The Bartech Group. Mr. Knowling is a former director of the Immune Response Corporation. Mr. Knowling is our longest-serving director and he brings to the Board a broad array of institutional knowledge and historical perspective on our business. Having served in senior corporate management roles since 1996, including as a Chief Executive Officer since 1998, Mr. Knowling is able to deliver important insights to our management team and other directors on subjects ranging from executive compensation and corporate governance to procurement and technology matters.	09/2000

V. Paul Unruh	61	Mr. Unruh is the former Vice Chairman of Bechtel Group, Inc. Mr. Unruh retired from Bechtel in 2003 after more than 25 years of service to the company. Mr. Unruh held numerous leadership positions at Bechtel, including President of Bechtel Enterprises from 1997 to 2001, Chief Financial Officer from 1992 to 1996, Controller from 1987 to 1991, Treasurer from 1983 to 1986 and Manager of Financial Systems Development from 1978 to 1982. Mr. Unruh also serves on the boards of directors of Move, Inc., and Symantec Corporation. Mr. Unruh previously served as a director for VERITAS Software Corporation and Homestore, Inc. Mr. Unruh’s experience as Chief Financial Officer of one of the world’s 10 largest private companies and in other senior finance roles has provided him with broad and valuable experience in accounting, financial reporting, and financial systems. This experience has led our Board to conclude that he is an “audit committee financial expert” as the SEC defines that term. In addition, as the former President of Bechtel Enterprises, he brings broad executive management expertise to our Board.	07/2004

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF RICHARD I. BEATTIE, ANTONIO BORGES AND JOHN A. FAZIO TO THE BOARD OF DIRECTORS.

CORPORATE GOVERNANCE

Board of Directors and Stockholder Meetings.    The Board of Directors met six times during 2009. Each of the directors attended at least 75 percent of the meetings of the Board and the committees of which he or she was a member. The Company expects directors to attend the Annual Meeting of Stockholders unless circumstances impair their ability to do so. Eight of the Company’s directors attended the 2009 Annual Meeting of Stockholders.

Director Independence.    Each year, the Board of Directors reviews the relationships of each director with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable NASDAQ Stock Market, Inc. Marketplace Rules (the “NASDAQ Rules”), and who the Board of Directors affirmatively determine have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has adopted Director Independence Standards to use in evaluating the independence of directors. After a review of the relevant information, the Board of Directors has determined that Richard I. Beattie, Antonio Borges, John A. Fazio, Jane D. Hartley, Jill Kanin-Lovers, Gary E. Knell, Robert E. Knowling, Jr. and V. Paul Unruh are independent directors of the Company within the meaning of applicable NASDAQ Rules and the Company’s Director Independence Standards. You can access the Director Independence Standards in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Corporate Governance Guidelines.    The Board of Directors has adopted corporate governance guidelines to help it fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and procedures in place to review and evaluate the business operations of the Company, as needed, and to make decisions that are independent of management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Corporate Governance Guidelines is available in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Board Leadership Structure.    While the Board has not adopted a policy regarding the separation of the positions of Chairman of the Board and Chief Executive Officer, the Board has determined that different individuals should hold those positions in recognition of particular roles and responsibilities of each position. Since September 11, 2006, the Board has been led by an independent Non-Executive Chairman, who is responsible for setting the agendas and presiding over meetings of the Board of Directors (including executive sessions of the independent directors). The Chairman also provides feedback and counsel to the Chief Executive Officer. The Chief Executive Officer’s responsibilities include managing the Company’s day-to-day operations and performance, as well as setting the Company’s strategic goals and objectives. The Board believes that this leadership structure is in the best interests of the Company’s stockholders at this time.

Board’s Role in Risk Oversight and Management of Risk.    The Board of Directors has delegated the material elements of its risk oversight and risk management responsibilities to the Audit & Finance Committee of the Board. Comprised of four independent Directors, including two qualified financial experts, the Audit & Finance Committee requires that Company management and the Company’s independent auditor regularly report to the Committee regarding matters that may pose current or future risk to the Company. All risks identified are discussed with the entire Board in the ordinary course of the Audit & Finance Committee Chair’s report of Committee activities at regular board meetings.

In addition, in 2009 the Audit & Finance Committee, in conjunction with Company management, began the development of a global Enterprise Risk Management (“ERM”) program. As an initial matter, the Company has established a Risk Oversight Committee; engaged senior management to identify key risks, both internal and external; and developed a risk prioritization template designed to help management and the Audit & Finance Committee effectively allocate resources to risk mitigation activities. When fully implemented (expected in 2010), the ERM program will further assist the Committee in its risk oversight role on behalf of the full Board of Directors.

Assessment of Risk Related to Compensation Programs.    The Company has determined that none of its compensation policies and practices is reasonably likely to have a material adverse effect on the Company. In making this determination, the Company completed an inventory of its executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this inventory, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. The Company believes that the Company’s overall cash versus equity pay mix, balance of shorter-term versus longer-term performance focus, balance of revenue versus profit focused performance measures, stock ownership guidelines, and use of “clawbacks” work together to provide its employees and executives with incentives to deliver outstanding performance to build long-term stockholder value, while taking only necessary and prudent risks.

The Human Resources and Compensation Committee, with assistance from its independent compensation consultant, Mercer US, Inc. (“Mercer”), reviewed the Company’s risk assessment and a separate risk assessment that Mercer conducted for the Committee on the Company’s compensation policies and practices. Based on their consideration of these assessments, the Committee concurred with the Company’s determination.

Board Diversity.    In considering potential director nominees, the Board considers diversity (among other factors it deems appropriate) in light of the overall needs and composition of the Board and the best interests of the Company and its stockholders. In considering nominee diversity, the Board evaluates skills, experience, and background that would complement the existing Board. Over time, the Board has nominated and currently consists of directors that generally reflect the diverse and expansive global footprint of the Company’s business operations, including a diverse range of experiences, as well as diversity of age, gender, race and national origin. Diversity is an important factor that the Nominating and Board Governance Committee will continue to consider when evaluating candidates for nomination to the full Board.

Director Nominating Procedures.    Directors may be nominated by the Board of Directors or by stockholders in accordance with the Company’s Amended and Restated Bylaws. The Nominating and Board Governance Committee reviews all proposed nominees for the Board of Directors, including those proposed by stockholders, in accordance with the mandate contained in its charter. This includes a review of the person’s occupation, experience, time commitments, financial literacy, independence, judgment, understanding of the Company’s business or other related industries, diversity and such other factors as the Nominating and Board Governance Committee determines are relevant in light of the needs of the Board of Directors and the Company. The Nominating and Board Governance Committee selects qualified candidates and reviews its recommendations with the Board of Directors, which determines whether to nominate them for election to the Board of Directors. To date, the Nominating and Board Governance Committee has not paid a fee to any third party to assist in the process of identifying or evaluating director candidates; however, the Nominating and Board Governance Committee has previously worked with search consultants from the Company to identify director candidates and would expect to continue to do so in the future.

Stockholder Recommendations for Nominations.    Stockholders who wish to recommend individuals for consideration by the Nominating and Board Governance Committee to be nominees for election to the Board of Directors may do so by notifying the Company’s Corporate Secretary. In addition, the Company’s Amended and Restated Bylaws permit stockholders to nominate directors at a stockholder meeting. To nominate a director at the 2011 Annual Meeting, a stockholder must notify the Corporate Secretary not less than 60 days, nor more than 90 days, prior to May 26, 2011. Notices should be sent to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. In either case, the notice must meet all of the requirements contained in the Company’s Amended and Restated Bylaws. The notice must set forth:

(1) the name, age, business address and residence address of the proposed nominee, the class and number of voting shares of the Company’s capital stock the nominee beneficially owns and any other information relating to the nominee that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder; and

(2) as to the stockholder proposing such nominee, that stockholder’s name and address, the class and number of voting shares of the Company’s capital stock the stockholder beneficially owns, a description of all arrangements and understandings between the stockholder and the nominee or any other person (including their names) pursuant to which the nomination is made, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice and any other information relating to the stockholder that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations thereunder.

The notice must also be accompanied by a written consent of the proposed nominee both to being named as a nominee and to serving as a director if elected.

Stockholder Communications.    Stockholders may communicate directly with the Board of Directors. All communications should be directed to: Corporate Secretary, Heidrick & Struggles International, Inc., 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606. Any such communication should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or a particular director. Each communication intended for the Board of Directors or a particular director and received by the Secretary will be forwarded to the specified party following its clearance through normal security procedures.

Code of Ethics.    The Board of Directors has adopted a Code of Business Conduct that applies to all of the Company’s employees, officers and directors, as well as independent contractors working on behalf of the Company. You can access this Code of Business Conduct “Leading the Way,” in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

EthicsLine.    The Board of Directors has established the Heidrick & Struggles EthicsLine, a service that provides a mechanism for reporting to the Company alleged breaches of any legal or regulatory obligations, financial fraud, including accounting, internal controls and auditing, or any alleged violation of the Company’s Code of Business Conduct or corporate policies.

The EthicsLine is a telephonic reporting hotline, (toll free in the US) available to all Company employees, contractors, vendors, stockholders or other interested parties. The EthicsLine is administered by a third-party company that is separate and independent of Heidrick & Struggles and specializes in running whistleblower hotline programs for companies throughout the U.S. Calls are not recorded and callers may remain anonymous. The EthicsLine is operational 24 hours a day, seven days a week and may be reached at 1-800-735-0589 or, if calling from outside the United States, at +1-704-731-7242.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has a standing Audit and Finance Committee, Human Resources and Compensation Committee, and Nominating and Board Governance Committee. The Board of Directors has determined that all of the directors who serve on these committees are independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules, including, in the case of members of the Audit and Finance Committee, the specific independence requirements for audit committees.

The Board of Directors has adopted a charter for each of its three standing committees. You can access these committee charters in the Company Leadership section of the Company’s website at: http://www.heidrick.com.

Audit and Finance Committee.    The Audit and Finance Committee of the Board of Directors consists of four independent directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers. Mr. Fazio is the Chair of the Audit and Finance Committee. The Board of Directors has determined that Messrs. Fazio and Unruh are “audit committee financial experts” as defined in the rules and regulations of the Securities and Exchange Commission (the “SEC Rules”). During 2009, the Audit and Finance Committee met fourteen times.

The Audit and Finance Committee recommends to the Board of Directors the appointment of an independent registered public accounting firm annually to audit the Company’s books and records; meets with and reviews the activities and the reports of the Company’s independent registered public accounting firm; and reports the results of the review to the Board of Directors. The Audit and Finance Committee also periodically reviews the adequacy of the Company’s internal controls, pre-approves all services to be provided by the Company’s independent registered public accounting firm, oversees management’s risk policies and discusses the Company’s key risk exposures with management. These and other aspects of the Audit and Finance Committee’s authority are more particularly described in the Audit and Finance Committee Charter.

Nominating and Board Governance Committee.    The Nominating and Board Governance Committee consists of four independent directors, Messrs. Beattie, Borges, Knell and Knowling. Mr. Borges is the Chair of the Nominating and Board Governance Committee. The Nominating and Board Governance Committee makes recommendations to the Board of Directors concerning candidates for nomination to the Board of Directors, the membership on committees of the Board of Directors, compensation of the Board of Directors and other corporate governance matters. The Nominating and Board Governance Committee also reviews and approves related party transactions. These and other aspects of the Nominating and Board Governance Committee’s authority are more particularly described in the Nominating and Board Governance Committee Charter. During 2009, the Nominating and Board Governance Committee met four times.

Human Resources and Compensation Committee.    The Human Resources and Compensation Committee consists of four independent directors, Messrs. Borges and Knell, Ms. Kanin-Lovers and Ms. Hartley. Ms. Kanin-Lovers is the Chair of the Human Resources and Compensation Committee. Each member also qualifies as a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934 and an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. During 2009, the Human Resources and Compensation Committee met seven times.

The Human Resources and Compensation Committee reviews and approves employment and compensation matters involving the Company’s executive officers, as well as those of other key employees that the Committee deems material. Specifically, the Human Resources and Compensation Committee’s responsibilities include:

•	Reviewing and approving the Chief Executive Officer’s compensation and evaluating the Chief Executive Officer’s performance against pre-established metrics;

•	Reviewing and approving individual executive officer compensation recommendations made by the Chief Executive Officer for his direct reports;

•	Reviewing and approving terms of employment, severance or other compensation-related agreements to be entered into, or amended, for any executive officer or key employee;

•	Adopting, administering and approving equity-related incentives and awards under the Company’s equity compensation plans; and

•

Reviewing the Company’s incentive and employee benefit and retirement plans, including any equity compensation plans and recommending to the Board (and stockholders where necessary) any amendments or material changes to the plans.

The agenda for each meeting of the Human Resources and Compensation Committee is determined by its Chair with the assistance of the Company’s Secretary and Chief Human Resources Officer. The Chief Executive Officer and the Chief Financial Officer regularly attend Human Resources and Compensation Committee meetings. The Human Resources and Compensation Committee also meets in executive session as appropriate. The Chair of the Human Resources and Compensation Committee reports the Committee’s recommendations on executive compensation and other matters to the Board of Directors. Outside advisors and the Company’s Human Resources Department support the Human Resources and Compensation Committee in its duties and the Committee may delegate authority to fulfill certain administrative duties regarding the compensation programs to the Chief Executive Officer and Chief Human Resources Officer. The Human Resources and Compensation Committee has authority under its charter to retain advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.

The Human Resources and Compensation Committee retained Mercer to advise it on executive compensation, equity plan design and administration and related corporate governance matters for 2009. During 2009, Mercer representatives participated in four of the Committee’s six meetings and provided guidance to the Committee with respect to designing the performance share unit program and providing compensation data relative to the Company’s peer group as discussed in more detail on page 15 of this proxy.

During 2009, the Company paid approximately $324,000 in fees to Mercer, of which, approximately $99,000 were fees for consulting and data services related to executive compensation, with the balance for other services including healthcare consulting and non-executive compensation consulting. The Committee does not believe that the fees paid to Mercer, either in the aggregate or as specifically related to executive compensation, compromise the independence of the advice and services provided by Mercer to the Committee.

HUMAN RESOURCES AND COMPENSATION COMMITTEE INTERLOCKS AND

INSIDER PARTICIPATION

No Human Resources and Compensation Committee member was, during 2009 or at any time prior thereto, an officer or employee of the Company or its subsidiaries. Additionally, there were no Human Resources and Compensation Committee “interlocks” during 2009, which generally means that no executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers served as a director or member of the Human Resources and Compensation Committee.

EXECUTIVE COMPENSATION

Compensation Discussion & Analysis

Our Business

Heidrick & Struggles is a leading provider of executive search and leadership consulting services. The Company helps its clients build leadership teams by facilitating the recruitment, management and deployment of senior executives. In addition to executive search, the Company provides a range of leadership consulting services to clients. These services include succession planning, talent management, executive assessment and development, transition consulting for newly appointed executives, and human capital integration consulting in connection with mergers and acquisitions. Focusing on top-level services offers the Company several advantages, including access to, and influence with, key decision makers, increased potential for recurring consulting engagements, higher fees, and enhanced brand visibility, all of which create barriers to entry for potential competitors. Working at the top of client organizations also allows the Company to attract and retain high-caliber consultants.

Heidrick & Struggles has been in business for nearly 60 years. The Company provides its services to a broad range of clients through the expertise of approximately 360 consultants located in major cities around the world. As such, the executives of the Company need to have the skills and experience to manage and motivate a global organization within varying business and regulatory environments. The market for these talented individuals is competitive, and as such, the Company’s compensation philosophy is focused on ensuring that the right executives can be attracted, retained and properly rewarded for their contributions.

2009 was an especially challenging year for the Company because of the severe global economic downturn, which saw Company revenues decline approximately 36%, from 2008. In response to the downturn, management took several key steps in 2009, including two global reductions-in-force that reduced the Company’s total headcount by approximately 20%; a worldwide temporary reduction in employee base salaries of at least 5%, including a voluntary pay reduction for each named executive officer equal to one-twelfth of base salary; a 30% reduction in the Company’s long term incentive award opportunities and the suspension of the Company’s 401(k) matching contributions in the U.S. Despite these difficult conditions, management continued to position the Company for future growth by reorganizing the Company’s management structure away from traditional regional or country-based geographies and toward a practice-led structure that more directly aligns with the Company’s service delivery model. Management believes that this management structure will allow the Company to take advantage of market opportunities more effectively, resulting in improved Company performance and ultimately leading to increased stockholder value.

Oversight of Compensation Programs

The Human Resources and Compensation Committee of the Board (the “Committee”) is responsible for overseeing the Company’s executive compensation programs. The Company’s Chief Executive Officer and Chief Financial Officer, as well as the other executives included in the Summary Compensation Table on page 24, are referred to as the “named executive officers” throughout this proxy statement. See page 12 of this proxy statement for more information on the role and responsibilities of the Committee concerning executive compensation and related corporate governance.

Role of Executive Officers in Compensation Decisions

The Committee approves all compensation decisions for the Company’s executive officers. The Chief Executive Officer annually reviews the performance of each of the executive officers (other than the Chief Executive Officer himself, whose performance is reviewed by the Committee with input from the full Board of Directors). Following the performance reviews, and with the assistance of the Chief Human Resources Officer, the Chief Executive Officer presents compensation recommendations to the Committee for consideration. The Committee has full discretion to approve, modify or reject any recommended compensation adjustments or awards made to executive officers.

Executive Compensation Philosophy

The Company believes that its executive compensation programs should (i) link pay with performance; (ii) be aligned with stockholders, (iii) support the execution of the Company’s business strategy, and (iv) attract, retain, and reward the best talent. To achieve these goals, the Company’s executive compensation programs are designed to be:

•	Competitive with executive recruiting, leadership advisory and other consulting firms with which the Company competes for executive talent;

•	Fair and equitable as between executives;

•	Linked to stockholder value creation and the long-term profitable growth of the Company;

•	Supportive of the Company’s key business strategies, as well as its revenue and operating income growth objectives;

•	Reflective of an executive’s individual performance and career potential; and

•	Facilitative of Company stock ownership.

Setting Executive Compensation

The Committee evaluates the Company’s executive compensation programs in comparison to those of a select peer group consisting of fourteen similarly sized professional services companies. The peer group is used to compare total direct compensation and the mix of compensation elements for each named executive officer against peer group positions with similar responsibilities. The peer group is also used to review executive pay programs and practices in general at those companies.

For 2009, the Committee approved two changes to the peer group used in 2008, agreeing to the removal of First Consulting Group following its acquisition by Computer Services Corporation and the removal of Keane, Inc., following its acquisition by Caritor, Inc. For 2009, the peer group consisted of the following companies:

• CRA International • Ciber Inc. • FTI Consulting, Inc. • Hudson Highland Group, Inc. • Huron Consulting Group, Inc. • KForce, Inc. • Korn/Ferry International	• TrueBlue, Inc. • LECG Corp. • Navigant Consulting, Inc. • Resources Connection, Inc. • The Advisory Board Company • The Corporate Executive Board Company • Towers Watson

Mercer provides the Committee with an analysis of peer group compensation data to assist the Committee in making informed executive compensation decisions. In setting compensation, the Committee often considers the peer group companies with which it directly competes for executive talent and stockholder investment. The Committee also relies on its general knowledge of executive compensation levels and practices since most of the Company’s executive search and leadership advisory competitors, from which executive talent is often recruited, are privately held.

The Company does not set a relative percentile positioning for total direct compensation, or the elements of total direct compensation, as a target for executive pay levels. Rather, it reviews the total direct compensation range for each position and the mix of elements to ensure that compensation is adequate to attract and retain key executive officers.

To ensure that compensation is linked to performance, the Company’s executive officer compensation program is designed to deliver at least 50% of total direct compensation through variable pay. The Chief Executive Officer’s salary accounted for only 32% of his 2009 target total direct compensation. The average salary as a percentage of 2009 target total direct compensation was 34% for the Company’s other named executive officers.

The Company’s executive officer compensation program is also designed to ensure that a significant proportion of the executive’s compensation is delivered in equity and thus aligned with the interests of its stockholders. In 2009, the Chief Executive Officer received 34% of his actual total direct compensation in the form of equity (either restricted stock units or performance share units), with the remainder paid in cash. The other named executive officers received an average of 30% of their total direct compensation in the form of equity.

Overview of Executive Officer Compensation Components

Alignment with the Company’s executive compensation philosophy is achieved through the three direct compensation components outlined below.

Base Salary.    The objective of base salary is to compensate executives for services rendered during the year in the form of fixed cash compensation. Base salary levels are set to reflect the executive’s role and responsibilities, value to the Company, experience and performance, internal equity, market competitiveness and other relevant criteria.

Annual Incentives.    The objective of annual incentives is to motivate and reward executives for achieving specific performance goals over a one-year period. Payment is not guaranteed and levels vary according to Company and individual performance. Prior to 2009, annual incentives were paid in cash with up to 20% of the incentive amount deferred in three-year, ratably vesting restricted stock unit awards or in deferred cash vesting ratably over three years. This deferral feature was eliminated in 2009 on the basis that the deferred amounts did not provide any meaningful retention given the significantly reduced annual incentive awards for 2009.

Long Term Incentives.    The objective of long-term incentives is to align executive officers’ interests with those of the Company’s stockholders and drive long-term value creation. In addition, they are used to attract, retain and motivate top talent. Long-term incentive awards are made entirely in the form of Company equity grants. Equity-based long-term incentives also facilitate ownership of Company stock and thus, the achievement of the stock ownership guidelines adopted by the Committee.

Summary of 2009 Compensation Actions

As part of an overall strategy designed to respond to the global economic downturn and to give the Company sufficient flexibility to meet its near-term operating objectives, the Chief Executive Officer proposed and the Committee approved the following compensation actions in 2009 with respect to the Company’s executive officers:

•	Each executive officer accepted a one month base salary suspension;

•	Apart from an increase for Mr. Davis in January 2009 upon his promotion to Managing Partner, Global Practices, no executive officer received a base salary increase; and

•	The target value of each executive officer’s 2009 long-term incentive award was reduced by 30%.

Base Salary

For each executive officer, base salaries are reviewed against levels for positions with similar responsibilities at the peer companies using comparative data prepared by Mercer. The Committee then considers individual performance, internal equity, functional expertise, experience and scope of responsibilities in approving any changes to the base salary.

Except with respect to the promotional increase for Mr. Davis in January 2009 as noted above, management did not recommend, and the Committee did not approve, any changes in 2009 to the base salaries for the named executive officers.

Annual Incentives

Management Incentive Plan.    For the named executive officers, annual incentives are provided pursuant to the Company’s Management Incentive Plan (“MIP”), which was adopted pursuant to the Heidrick & Struggles, Inc. Incentive Plan.

The MIP is primarily designed to link an executive officer’s performance to the attainment of specific Company financial and individual performance goals. Each of the named executive officers has an incentive opportunity under the MIP equal to 100% of the executive’s base salary. Please see the Grants of Plan-Based Awards Table on page 26 for details on non-equity incentive plan levels approved by the Committee in 2009 for the named executive officers.

In February 2009, the Committee initially approved a MIP structure whereby the opportunity to receive an annual incentive award was based on the Company meeting an operating income target, whereas the actual level of award was based on the Company meeting net revenue and operating income targets, as well as individual executives meeting specific individual performance goals. As a reflection of the difficulty in setting meaningful MIP targets for 2009 given the worldwide economic downturn and its impact on the Company’s business, the Committee subsequently approved a simplified MIP design for 2009 that focused principally on Company profitability, with operating margin as the defining metric. For this purpose, operating margin was defined as total revenue, less operating expenses, less restructuring charges, divided by total revenue. The chart below sets forth the Committee’s approved MIP design for 2009:

Operating Margin Goal	<0%	0%	4%	8%	10%	12%
MIP Payout as % of Individual MIP Target	0%	30%	40%	80%	100%	130%

Because the Company achieved a 2009 operating margin, as defined above, of approximately 0%, the MIP was funded for executive officers at 30% of the target management incentive. The Committee then reviewed the 2009 performance of each of the named executive officers versus the strategic and operational goals set for each of them by the Committee in February 2009 and applied its discretion, after considering the CEO’s recommendations, to approve 2009 MIP payouts as follows:

Mr. Kelly: The Committee awarded Mr. Kelly a MIP bonus of $338,000 (equal to approximately 40% of his target MIP award) to reflect the development of a long-term business strategy and alignment of the Company around that strategy, development of a Company succession plan, growth in the leadership advisory practice, and his leadership of the Company in an extremely difficult year while continuing to execute on the Company’s strategic objectives;

Mr. Krenz: The Committee awarded Mr. Krenz a MIP bonus of $145,000 (equal to approximately 39% of his target MIP award) to reflect his leadership in reorganizing the finance and information technology functions, the overachievement of budget objectives for those functions, and the successful implementation of various financial and cost containment initiatives for the Company;

Mr. Davis: The Committee awarded Mr. Davis a MIP bonus of $284,000 (equal to approximately 41% of his target MIP award) to reflect the development, implementation and staffing of a global practices organization to drive the Company’s future growth in executive search, and the development and initial implementation of a global transformation program to align processes, structure and rewards with that organization;

Mr. Blake: The Committee awarded Mr. Blake a MIP bonus of $134,000 (equal to approximately 38% of his target MIP award) to reflect legal cost containment efforts, timely and effective legal and compliance support of key leadership advisory and related strategic initiatives, implementation of a web-based code of conduct education and training program; and successful resolution of a significant non-U.S. tax matter; and

Mr. Caldera: The Committee awarded Mr. Caldera a MIP bonus of $134,000 (equal to approximately 41% of his target MIP award) to reflect his efforts in leading the realignment of the Human Resources function to better support the global practices organization, a reduction in global human resources headcount, development of a Company succession plan, development and implementation of a global employee engagement process, and the creation of a strategic partnership with Harvard Business School, leading to the development of a custom designed education initiative to align consultants with the Company’s strategy and culture.

The total average payout for the named executive officers as a percentage of the target incentive was approximately 40%.

Long-Term Incentives

The Committee approved certain long-term incentives for the named executive officers that were provided for under the Company’s 2007 GlobalShare Program. The Company’s long-term incentive (“LTI”) program for executive officers is designed to:

•	Align executive officers’ interests with those of the Company’s stockholders;

•	Motivate executive officers to enhance the revenues and profitability of the Company;

•	Facilitate ownership of Company stock and the achievement of stock ownership guidelines; and

•	Attract and retain top talent.

Prior to 2009, equity awards to executives consisted of nonqualified stock options and restricted stock units (“RSUs”). The Committee decided to replace stock options for executives and alter the long-term incentive mix by adding performance share units (“PSUs”) in their place (see discussion below). The Committee chose PSUs in order to link total incentive payout value to the Company’s financial performance as measured by certain key metrics over a span of one to three years. Whereas the total number of shares an executive officer receives from an RSU grant is irrevocably set on the date the grant is made, the value of a PSU grant, by the nature and operation of the grant’s variable performance measurement protocol, is not known until the end of the measurement period and the grant actually vests to the executive officer. The linkage between the PSU grant’s ultimate value to the executive officer and Company performance over the span of the measurement period provides additional correlation to, and alignment with, the executive officer’s objective to drive longer-term stockholder value on behalf of the Company.

Prior to 2009, Mr. Kelly had an annual LTI award target of 125% of base salary while each of the other named executive officers has a long-term incentive target opportunity equal to 100% of the executive’s base salary. As noted above, in order to reduce total compensation expense in light of economic conditions, the Committee approved a 30% reduction in the 2009 target equity awards for each named executive officer. Accordingly, on February 6, 2009, the Committee approved equity awards for the named executive officers based on LTI targets equal to 87.5% of base salary for the Chief Executive Officer and 70% of base salary for the other named executive officers. The LTI targets were based on the Committee’s review of comparative data for each position as provided by Mercer and internal equity considerations, as well as the Chief Executive Officer’s recommendations and a review of individual performance and potential.

For 2009, 50% of the LTI value was delivered in RSUs while the remainder was delivered in PSUs. Please see the Grants of Plan-Based Awards Table on page 26 for more details on equity grants that the Committee approved.

Performance Share Units.    The PSUs granted in 2009 are earned (or not) based on performance against a twenty-six company peer group. This peer group consists of the following professional services companies: Addeco S.A., Advisory Board Company, CDI Corporation, Ciber Inc., Corporate Executive Board Company, CRA International Inc., FTI Consulting Inc., Hays PLC, Hewitt Associates Inc., Hudson Highland Group Inc., Huron Consulting Group Inc., Kelly Services Inc., KForce Inc., Korn/Ferry International, LECG Corp, Manpower Inc., Michael Page International, Monster Worldwide Inc., MPS Group Inc., Navigant Consulting Inc., Randstad Holding, Resources Connection Inc., Robert Half International Inc., Spherion Corp., TrueBlue, Inc., and Towers Watson.

This peer group includes the peer companies used for competitive compensation benchmarking as discussed above, and also includes additional human capital and staffing companies in order to ensure that there is a sufficient number of comparators at the end of the three-year performance period against which to assess Company performance.

The actual number of shares issued upon vesting will vary between 0%–175% of the number of PSUs granted based on the Company’s total shareholder return (“TSR”) ranking relative to the average TSR of this peer group over the three-year performance period beginning with the year in which the grant is made, as follows:

Relative TSR Performance of the Company vs. Peer Group	Percentage of Target PSUs Vesting
At or Above 75th Percentile	175% (Maximum)
Median	100% (Target)
25th Percentile	25% (Threshold)
Below 25th Percentile	0%

For performance between the median and 75th percentile and the median and the 25th percentile levels, the vesting percentage will be interpolated. If the Company’s actual TSR is less than 0% at the end of the performance period, the maximum percentage of the target award of PSUs that vest will be capped at 100%, regardless of the relative TSR performance of the Company. Any portion of the target PSU award that does not vest in accordance with the schedule will be forfeited to the Company.

All PSUs are credited with dividend equivalents that are payable in cash following the vesting of the underlying PSUs. The primary purpose of crediting dividend equivalents on PSUs is to provide the participant with the same economic benefit received by stockholders over the course of the vesting period, but only to the extent the PSUs vest.

The value of each PSU is based on the closing price of the Company’s common stock on the date of grant.

Restricted Stock Units.    RSUs also constitute a key element of the Company’s long-term incentive strategy in that they facilitate stock ownership, support the achievement of the stock ownership guidelines and help to retain and motivate executives. RSUs generally vest in equal installments over a three-year period starting on the first anniversary of the date of grant and, upon vesting, convert into shares of Company stock on a one-for-one basis.

All outstanding RSUs are credited with dividend equivalents that are payable in cash following the vesting of the underlying RSUs. The primary purpose of crediting dividend equivalents on RSUs is to provide the participant with the same economic benefit as stockholders over the course of the vesting period, but only to the extent the RSUs vest.

The value of each RSU is based on the closing price of the Company’s common stock on the date of grant.

Equity Grant Dates.    On September 12, 2008, the Committee approved six specific 2009 equity grant dates, which were set outside of the Company’s stock trading blackout periods. All equity awards made to the named executive officers were granted on one of those six pre-approved dates. Those dates were:

•	March 6, 2009

•	March 31, 2009

•	May 29, 2009

•	July 31, 2009

•	September 30, 2009

•	December 18, 2009

All equity awards were approved by the Committee in advance of the predetermined grant dates.

Stock Ownership Guidelines.    To enhance the alignment of executives’ interests with that of stockholders, the Company maintains stock ownership guidelines that were amended by the Committee on May 24, 2007. Each named executive officer has five years to achieve a stock ownership level equal to a multiple of base management salary. The stock ownership guidelines are as follows:

•	Chief Executive Officer: 3x base salary

•	Other Named Executive Officers: 2x base salary

In determining compliance with these guidelines, the Company includes both direct stock ownership and RSU grants but does not consider PSUs.

As of the mailing of this proxy, each of the named executive officers either satisfied the stock ownership guidelines or was on track to do so within the requisite five-year period.

2010 Compensation Actions

As of the mailing of this proxy statement, the Committee has taken the following actions in 2010 for the named executive officers:

•	Restored the 30% reduction in target value for their 2010 long-term incentive grants; and

•

Starting with 2010 PSU grants, the Committee replaced the relative TSR metric with operating income targets in order to more fully align named executive officer compensation with the Company’s business strategy. The Committee believes that operating income targets provide a better tool for measuring management’s role in overall Company performance by emphasizing those elements of Company performance that fall within the management responsibilities of the named executive officers while de-emphasizing those elements that are more reflective of the overall business climate.

Perquisites and Other Personal Benefits

The Company provides executives with the same benefits that are provided to all employees generally, including medical, dental and vision benefits, group term life insurance, and participation in the Company’s 401(k) plan. The named executive officers are also reimbursed for expenses incurred for an annual physical examination and for financial planning services (maximum reimbursement for financial planning is $1,080 per year or $3,150 if expenses are incurred for the first time). As part of his relocation to the United States to become Managing Partner, Global Practices, Mr. Davis was provided with a relocation allowance of $225,000. Please see the All Other Compensation Table on page 25 for more details.

Nonqualified Deferred Compensation Plan

Pursuant to the Company’s U.S. Employee Deferred Compensation (“EDC”) Plan, each named executive officer (based in the U.S. only) may defer up to 25% of his or her base salary not to exceed $500,000 per year and/or up to 25% of his or her cash incentive compensation not to exceed $500,000 per year. The purpose of the EDC Plan is to facilitate future wealth creation and individual financial planning by deferring payments earned today to the future.

A participant completes an election form at the time he or she enrolls in the Company’s EDC Plan and chooses from investment funds offered by Vanguard (the EDC Plan Administrator). The Company does not contribute to the amount deferred nor does it provide above market rates on the investment funds. A participant is not allowed to invest directly in the Company stock fund. Vanguard calculates the earnings for the funds selected for each participant’s account. A participant makes distribution elections on the enrollment form and can elect to receive his or her distributions on either a date specified in the future (as long as it is at least three years from the effective date that contributions begin) or upon termination. A participant can also elect to receive his or her distributions in either a lump sum or in installments (over five, ten or fifteen years) paid quarterly and/or on a declining balance approach.

As permitted under Internal Revenue Code Section 409A, in 2008 the Committee approved an amendment to the EDC Plan allowing participants a one-time opportunity to change the timing and/or form of distributions. A participant could elect a distribution no earlier than January 1, 2009 (or April 1, 2009 for the deferral of 2008 salary and/or bonus). Mr. Kelly elected to have his outstanding deferred compensation balance distributed on April 1, 2009. None of the named executive officers currently participates in the EDC Plan.

Other Executive Compensation Arrangements

The Company has adopted other executive compensation arrangements, including the Company’s Change in Control Severance Plan, designed to retain executives in a period of uncertainty: the Company’s Management Severance Pay Plan, designed to provide financial assistance to executives following termination of employment; and employment agreements with each named executive officer. The material terms and conditions of these plans and agreements are summarized below.

Change in Control Severance Plan.    The Company maintains a Change in Control Severance Plan (“CIC Plan”) for its executives, including the named executive officers. The CIC Plan provides severance benefits to the executive if his or her employment is terminated by the Company without cause, or if he or she terminates employment with the Company for good reason (as defined in the Plan), within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control). The severance benefits payable to the named executive officers under the CIC Plan, as well as other material terms and conditions, are described in detail under the section of the proxy statement entitled “Potential Payments upon Termination or a Change in Control.”

The Company believes that the protection and benefits provided by the CIC Plan to its executives are a valuable incentive for attracting and retaining top management, and that in the event of an extraordinary corporate transaction, the CIC Plan could prove crucial to the Company’s ability to retain top management through the transaction process. Change in control protection for executives is prevalent in the competitive environment in which the Company operates. The CIC Plan also contains restrictive covenants that prohibit the executives from competing and soliciting clients and employees for a certain period of time following a termination of employment.

Management Severance Pay Plan.    The Company maintains a Management Severance Pay Plan (the “Severance Plan”) that provides severance benefits to eligible employees, including the named executive officers. Benefits are paid to an eligible employee who is involuntarily terminated by the Company for other than cause (as defined in the Plan) and is not offered employment with the Company or a successor to the Company.

The severance benefits payable to the named executive officers under the Severance Plan, as well as other material terms and conditions, are described in detail under the section of the proxy statement entitled “Potential Payments Upon Termination or a Change in Control.”

Employment Agreements

The Company had employment agreements with each named executive officer during 2009. The material terms and conditions of these agreements are summarized below.

K. Steven Blake.    The Company entered into an employment agreement with Mr. Blake, Executive Vice President, General Counsel and Secretary, dated June 7, 2005. The agreement provided for an annual salary of $275,000 (subject to annual review), a one-time cash sign-on bonus of $66,750, participation in the MIP, CIC Plan and Severance Plan at Tier I, and participation in the Company’s equity programs and benefit plans at the same level as other senior executives. The agreement contains six-month post-termination non-solicitation and non-competition restrictions.

Charles G. Davis.    In connection with his promotion to Managing Partner, Global Practices, the Company entered into a new employment agreement with Mr. Davis, dated January 7, 2009 and effective January 1, 2009. The agreement provides for an annual management salary of $700,000, a one-time $75,000 promotion bonus, a relocation allowance of $225,000 to facilitate his relocation to the U.S., rental assistance in 2009 for temporary housing in Hong Kong (for approximately four months prior to his move to the U.S.), tax preparation assistance, participation in the MIP, CIC Plan and Severance Plan at Tier I, participation in the Company’s equity programs, and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

L. Kevin Kelly.    In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Kelly dated March 29, 2007. The agreement provides for an annual management salary of $800,000, subject to annual increase (but no involuntary decrease), participation in the MIP at Tier I, participation in the Company’s equity programs, participation in the Company’s benefit plans at the same level as other senior executives and relocation benefits. The agreement also provides severance benefits in the event Mr. Kelly’s employment is terminated by the Company without cause or by Mr. Kelly for good reason, before or following a change in control (these benefits are in lieu of any benefits paid under the Severance Plan or CIC Plan). The agreement includes one-year post-termination non-solicitation and non-competition restrictions. In order to comply with Internal Revenue Code Section 409A, the Company entered into an amendment to his employment agreement dated January 9, 2009.

Scott J. Krenz.    In connection with his employment as Executive Vice President and Chief Financial Officer, the Company entered into an employment agreement with Mr. Krenz, dated June 9, 2008. The agreement provides for an annual salary of $375,000, a one-time cash sign-on bonus of $100,000, participation in the MIP, CIC Plan and Severance Plan at Tier I, and participation in the Company’s equity programs and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Richard J. Caldera.    In connection with his employment as Executive Vice President and Chief Human Resources Officer, the Company entered into an employment agreement with Mr. Caldera, dated April 18, 2008. The agreement provides for an annual salary of $325,000, a one-time cash sign-on bonus of $50,000, participation in the MIP, CIC Plan and Severance Plan at Tier I, and participation in the Company’s equity programs and benefit plans at the same level as other senior executives. The agreement contains one-year post-termination non-solicitation and non-competition restrictions.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the deduction that a publicly held corporation is allowed for compensation paid to the chief executive officer and the other three most highly compensated executive officers other than the chief financial officer. Amounts in excess of $1 million paid to a covered executive, other than performance-based compensation, cannot be deducted. The Company considers ways to maximize the deductibility of executive compensation but reserves the right to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. As a result, some portion of executive compensation paid to an executive officer whose compensation is subject to the deduction limits described above may not be deductible in the United States. The Company has taken appropriate steps, including obtaining stockholder approval, to enable stock options and performance-based awards made pursuant to the GlobalShare Program and annual incentives under the MIP to be fully deductible where consistent with the Company’s compensation strategy.

HUMAN RESOURCES AND COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Human Resources and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

THE HUMAN RESOURCES AND COMPENSATION COMMITTEE

Jill Kanin-Lovers (Chair)

Antonio Borges

Jane D. Hartley

Gary E. Knell

SUMMARY COMPENSATION TABLE FOR 2009

The table below summarizes the total compensation paid or earned by each of the named executive officers for the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007.

Name & Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($) (5)	Total ($)
L. Kevin Kelly	2009	770,000		828,450		338,000		12,146	1,948,596
Chief Executive Officer	2008	840,000		630,015	587,318	426,300		14,924	2,498,557
	2007	800,000		926,524	434,800	672,000		373,759	3,207,083

Scott J. Krenz Chief Financial Officer	2009	343,750		309,951		145,000		1,018	799,719
	2008	154,808	258,594	150,750	70,275				634,427

Charles G. Davis	2009	644,668		563,567		284,000		434,993	1,927,228
Managing Partner, Global Practices (6)	2008	658,750		275,017	256,379	401,179		46,191	1,637,516
	2007	613,361	120,000	421,646		271,286			1,426,293

K. Steven Blake	2009	320,833		281,799		134,000		12,516	749,148
General Counsel & Corporate Secretary	2008	350,000		174,998	163,139	197,925		9,193	895,255

Richard J. Caldera Chief Human Resources Officer	2009	297,917		281,799		134,000		3,756	717,472

(1)	The 2009 salaries for named executive officers reflect a voluntary one month salary suspension.

(2)	This column reflects the grant date fair value of RSUs, and PSUs calculated in accordance with ASC Topic 718. The fair value of the RSUs was based on the underlying market value of the common stock on the grant date. The fair value of the PSUs was estimated on the date of grant using the Company’s realized or simulated stock price as well as the Company’s realized or simulated total shareholder return (TSR) relative to the TSR of each of the other companies in a prescribed set of peer companies over the performance period from January 1, 2009 through December 31, 2011 of each of the other companies in a prescribed set of peer companies. The simulated stock prices are generated by a multifactor Monte Carlo model covering the period from the grant date through the end of the performance period. The factors are the Company’s share price and the share prices of each of the peer companies. The maximum potential value of the outstanding PSUs calculated using the closing stock price on December 31, 2009 of $31.24 for each of the named executive officers was: Mr. Kelly $1,435,103; Mr. Krenz $536,922; Mr. Davis $976,250; Mr. Blake $488,156; and Mr. Caldera $488,156.

(3)	This column reflects the grant date fair value for stock options granted under the GlobalShare Program. No stock options were granted in 2009. Stock options were valued using a Black-Scholes valuation model. Assumptions used in the calculation of this amount for fiscal years 2008, and 2007 are included in footnotes 15 and 13 respectively of the Company’s audited financial statements included in the Company Form 10-K for the fiscal years ended 2008 and 2007.

(4)	The amounts in this column for 2009 reflect total awards under the MIP to the named executive officers, which were paid in cash on March 15, 2010.

The amounts in this column for 2008 reflect total awards under the MIP to Mr. Kelly, Mr. Davis, and Mr. Blake, 85% of which were paid in cash on March 13, 2009 and the remaining 15% of which (plus a premium of 10%) will be paid in cash ratably over three years beginning on February 26, 2010. The non-equity incentives are discussed in further detail starting on page 17.

The amounts in this column for 2007 reflect the portion of awards under the MIP paid in cash on February 29, 2008 (which was 80% of the awards). Amounts not paid in cash were deferred into restricted stock units. The value of these restricted stock units is reflected in the “Stock Awards” column in 2008.

(5)	The amounts reflect perquisites and other personal benefits provided to the named executive officers. Please refer to the All Other Compensation Table on page 25 of this Proxy.

(6)	Where applicable, amounts have been converted from Australian Dollars (“AUD”) to U.S. dollars based on the average for the year of the monthly average currency rates of 1 AUD to U.S. $0.85 (for 2008) and 1 AUD to U.S. $0.84 (for 2007).

All Other 2009 Compensation

Name & Principal Position	Year	Physical Examination ($)	Financial Planning ($)	Relocation Allowance ($) (1)	Housing Rental Assistance ($) (2)	Tax Gross-ups or Other Amounts Reimbursed ($)	Dividend Equivalents Paid ($) (3)	Other ($) (4)	Total

L. Kevin Kelly	2009	448					11,698		12,146
Chief Executive Officer

Scott J. Krenz	2009						866	152	1,018
Chief Financial Officer

Charles G. Davis	2009			225,000	33,605	15,886	5,277	155,225	434,993
Managing Partner, Global Practices

K. Steven Blake	2009		918				11,598		12,516
General Counsel & Corporate Secretary

Richard J. Caldera	2009		3,150				606		3,756
Chief Human Resources Officer

(1)	The amount reflects a one-time payment associated with Mr. Davis’ relocation from Hong Kong to Chicago.

(2)	The amount for Mr. Davis reflects the cost to the Company of leasing an apartment for Mr. Davis in Chicago for a period of 8.5 months during 2009.

(3)	These amounts reflect dividend equivalents paid on RSUs that vested during 2009.

(4)	The amount for Mr. Krenz reflects the value of taxable fringe benefits provided during 2009. The amount for Mr. Davis represents a payment in lieu of Long Service Leave in Australia pursuant to the Long Service Leave Act of New South Wales. The payment was made upon his relocation to the United States. The amount for Mr. Davis also includes a one-time payment of $75,000 upon his promotion to Managing Partner, Global Practices.

GRANTS OF PLAN-BASED AWARDS IN 2009

The table below sets forth certain information with respect to non-equity incentive plan awards that could be earned and equity granted during the fiscal year ended December 31, 2009 for each named executive officer.

	Grant Date	HRCC Approval Date (1)	Estimated Possible Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (5)
Name & Principal Position			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
L. Kevin Kelly	6-Mar-09	6-Feb-09	252,000	840,000	1,260,000	6,563	26,250	45,938	26,250			$828,450
Chief Executive Officer

Scott J. Krenz	6-Mar-09	6-Feb-09	112,500	375,000	562,500	2,455	9,821	17,187	9,821			$309,951
Chief Financial Officer

Charles G. Davis	6-Mar-09	6-Feb-09	210,000	700,000	1,050,000	4,464	17,857	31,250	17,857			$563,567
Managing Partner, Global Practices

K. Steven Blake	6-Mar-09	6-Feb-09	105,000	350,000	525,000	2,232	8,929	15,626	8,929			$281,799
General Counsel & Corporate Secretary

Richard J. Caldera	6-Mar-09	6-Feb-09	97,500	325,000	487,500	2,232	8,929	15,626	8,929			$281,799
Chief Human Resources Officer

(1)	This date reflects the date that the Committee approved the grant of the named executive officer’s equity award.

(2)	The columns reflect amounts payable under the MIP for meeting specified levels of performance respectively. The amounts actually paid under the MIP appear in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 24.

(3)	This column reflects grants of Performance Share Units (PSUs) awarded in 2009 under the Company’s GlobalShare Program. The PSUs are stated at their target number of shares and they vest under their terms, if at all, three years from the grant date. Upon vesting, the recipients will receive anywhere from 0% to 175% of the target number of shares based on the total shareholder return of Heidrick & Struggles’ common stock relative to a peer group of 26 other companies over the three-year period. The unvested PSUs are credited with dividend equivalents which are payable in cash following vesting.

(4)	This column reflects grants of RSUs awarded in 2009 under the Company’s GlobalShare Program. All the RSUs vest in equal installments over a three-year period beginning on the first anniversary of the grant date. All unvested RSUs are credited with dividend equivalents which are payable in cash following the vesting of the related RSUs.

(5)	This column reflects the grant date fair value of RSUs and PSUs calculated in accordance with ASC Topic 718. The fair value of the RSUs was based on the underlying market value of the common stock on the grant date. The fair value of the PSUs was estimated on the date of grant using the Company’s realized or simulated stock price as well as the Company’s realized or simulated total shareholder return (TSR) relative to the TSR over the performance period from January 1, 2009 through December 31, 2011 of each of the other companies in a prescribed set of peer companies. The simulated stock prices are generated by a multifactor Monte Carlo model covering the period from the grant date through the end of the performance period. The factors are the Company’s share price and the share prices of each of the peer companies.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2009

The table below includes certain information with respect to stock options and restricted stock units previously awarded to the named executive officers that were outstanding at the fiscal year ended December 31, 2009.

Name & Principal Position	Option Awards							Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		Market Value of Shares or Units of Stock that Have Not Vested ($) (13)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($) (13)
L. Kevin Kelly	3,000	(1)				$40.73	6-Mar-10	1,206	(6)	$37,675	26,250	(12)	820,050
Chief Executive Officer	1,525	(2)				$35.13	6-Mar-11	5,209	(7)	$162,729
	6,000	(3)				$36.17	10-Mar-10	16,076	(8)	$502,214
	10,000	(5)				$32.96	3-Mar-11	26,250	(11)	$820,050
	20,833	(7)	10,417	(7)		$48.45	30-Mar-12
	18,645	(8)	37,290	(8)		$33.79	6-Mar-18

Scott J. Krenz	2,500	(10)	5,000	(10)		$30.15	30-Sep-18	3,334	(10)	$104,154	9,821	(12)	306,808
Chief Financial Officer								9,821	(11)	$306,808

Charles G. Davis	8,139	(8)	16,278	(8)		$33.79	6-Mar-18	3,000	(6)	$93,720	17,857	(12)	557,853
Managing Partner, Global Practices								7,550	(8)	$235,862
								17,857	(11)	$557,853

K. Steven Blake	6,667	(4)				$30.40	11-Aug-10	1,502	(6)	$46,922	8,929	(12)	278,942
General Counsel & Corporate Secretary	4,667	(5)				$32.96	3-Mar-11	4,912	(8)	$153,451
	4,666	(6)	2,334	(6)		$46.86	9-Mar-12	8,929	(11)	$278,942
	5,179	(8)	10,358	(8)		$33.79	6-Mar-18

Richard J. Caldera	2,333	(9)	4,667	(9)		$28.65	30-May-18	2,334	(9)	$72,914	8,929	(12)	278,942
Chief Human Resources Officer								8,929	(11)	$278,942

(1)	The amount consists of stock options granted on March 6, 2000.

(2)	The amount consists of stock options granted on March 6, 2001.

(3)	The amount consists of stock options granted on March 10, 2005.

(4)	The amount consists of stock options granted on August 11, 2005.

(5)	The amount consists of stock options granted on March 3, 2006.

(6)	The amount consists of stock options and RSUs granted on March 9, 2007. The unexercisable stock options and RSUs vest on March 9, 2010.

(7)	The amount consists of stock options and RSUs granted on March 30, 2007. The unexercisable stock options and RSUs vest on March 30, 2010.

(8)	The amount consists of stock options and RSUs granted on March 6, 2008. The unexercisable stock options and RSUs vest 50% on March 6, 2010 and 50% on March 6, 2011 respectively.

(9)	The amount consists of stock options and RSUs granted on May 30, 2008. The unexercisable stock options and RSUs vest 50% on May 30, 2010 and 50% on May 30, 2011 respectively.

(10)	The amount consists of stock options and RSUs granted on September 30, 2008. The unexercisable stock options and RSUs vest 50% on September 30, 2010 and 50% on September 30, 2011 respectively.

(11)	The amount consists of RSUs granted on March 6, 2009. The RSUs vest 33.3% on March 6, 2010, 33.3% on March 6, 2011 and 33.4% on March 6, 2012 respectively.

(12)	The amount consists of PSUs granted on March 6, 2009. The PSUs are stated at target and vest on March 6, 2012. The number of shares that vest will range from 0% to 175% of target based on Heidrick & Struggles’ total shareholder return relative to a peer group of 26 other companies.

(13)	The market value of the stock awards was determined by using the closing price of the Company’s common stock on December 31, 2009 ($31.24).

OPTION EXERCISES AND STOCK VESTED IN 2009

The table below includes certain information with respect to the exercise of stock options and the vesting of restricted stock units for the named executive officers during the fiscal year ended December 31, 2009.

Name & Principal Position	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
L. Kevin Kelly			3,225	$47,762
Chief Executive Officer			8,038	$112,532
			1,206	$16,486
			5,208	$88,744

Scott J. Krenz			1,666	$38,751
Chief Financial Officer

Charles G. Davis			1,249	$18,498
Managing Partner, Global Practices			3,774	$52,836
			3,000	$41,010

K. Steven Blake			11,452	$169,604
General Counsel & Corporate Secretary			2,455	$34,370
			1,502	$20,532
			209	$5,580

Richard J. Caldera			1,166	$22,352
Chief Human Resources Officer

(1)	The amounts reflect the number of RSUs converted into common shares on a one-for-one basis.

(2)	The amounts reflect the pre-tax value of the number of RSUs vesting multiplied by the closing market price of the stock on the date of vesting. In those cases where the date of vesting falls on a weekend or holiday, the closing market price of the stock on the next business day is used.

PENSION BENEFITS

Pension benefits were not provided to any of the named executive officers during or prior to the fiscal years ended December 31, 2009, December 31, 2008 and December 31, 2007.

NONQUALIFIED DEFERRED COMPENSATION PLAN

The table below provides information with respect to participation in the Company’s U.S. Employee Deferred Compensation (“EDC”) Plan by the named executive officers for the fiscal year ended December 31, 2009. Mr. Kelly is the only named executive officer to have participated in the EDC plan during or prior to 2009. For more information about the terms and conditions of the EDC Plan, please refer to the Compensation Discussion and Analysis section of the proxy statement.

Name & Principal Position	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($) (2)	Aggregate Balance at Last FYE ($)
L. Kevin Kelly	0	0	(3,124)	204,788	0
Chief Executive Officer

Scott J. Krenz
Chief Financial Officer

Charles G. Davis
Managing Partner, Global Practices

K. Steven Blake
General Counsel & Corporate Secretary

Richard J. Caldera
Chief Human Resources Officer

(1)	Aggregate earnings were not included in the Summary Compensation Table.

(2)	This is a net amount, of which $271,179 represents contributions previously reported in the Summary Compensation Table; net of $66,391 representing losses that have not been reported on the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR A CHANGE IN CONTROL

The Company provides certain benefits to eligible employees upon certain types of termination of employment, including a termination of employment following a change in control of the Company. These benefits are in addition to the benefits to which the employee would be entitled upon a termination of employment generally (i.e., vested retirement benefits accrued as of the date of termination, equity-based awards that are vested as of the date of termination, and the right to continue medical coverage pursuant to COBRA). These incremental benefits as they pertain to the named executive officers are described below.

Change in Control Severance Plan

The Company maintains a Change in Control Severance Plan (“CIC Plan”). All named executive officers who are officers subject to Section 16 of the Securities and Exchange Act of 1934 are participants under the CIC Plan. The CIC Plan provides severance benefits to the executive if he or she is terminated by the Company without cause, or if the executive terminates his or her employment with the Company for good reason, within two years of a change in control of the Company (or within six months prior to a change in control of the Company if such termination is effected prior to, but in anticipation of, the change in control).

The following benefits are to be provided under the CIC Plan to a participant upon a qualifying termination of employment:

•	Salary and other compensation earned but not paid as of the termination date, including any unpaid bonus and earned but unused vacation time;

•

A prorated bonus payment equal to the executive’s annual target bonus under the MIP as of the date immediately prior to the change in control (the “bonus amount”). (This benefit was amended by the Committee on May 22, 2008. Prior to that date, the CIC Plan provided for a pro-rated payment of a bonus amount equal to the greater of the executive’s annual target bonus under the MIP as of the date immediately prior to the change in control or the average of the annual bonuses paid under the MIP with respect to the three calendar years preceding the change in control);

•	A lump sum payment equal to the sum of the participant’s base salary and bonus amount multiplied by a factor of:

•	2.5 for the Chief Executive Officer;

•	2.0 for any participant in a Tier I position, which includes all other named executive officers;

•	1.0 for any participant in a Tier II position.

•

For the Chief Executive Officer and participants in a Tier I position, a gross-up payment equal to any excise tax arising under Section 280G of the Internal Revenue Code of 1986 (“Code”), plus any taxes, interest or penalties arising as a result of the receipt of the gross-up payment. No gross-up payment will be made if three times the “base amount” is less than 10% of the “parachute payment” as defined by Section 280G(b)(3) of the Code. In this instance, the parachute payment will be reduced under the CIC Plan to ensure there is no excise tax liability;

•	Immediate vesting of all outstanding unexercisable stock options, RSUs and PSUs granted under the Company’s GlobalShare Program;

•	Continuation of health, dental and/or vision benefits for one year at no cost to the executive with the same terms in effect immediately prior to the termination date;

•	Reimbursement of reasonable legal fees incurred by the participant in enforcing in good faith his or her rights under the CIC Plan (unless the executive was terminated for cause).

The CIC Plan contains restrictive covenants that prohibit the executive, for a period of time, from working on the accounts of certain clients, with respect to which he or she had significant involvement, providing services to competitors, or soliciting or hiring employees or employee candidates of the Company. In order to receive benefits under the CIC Plan, the executive must waive his or her right to receive any severance benefits he or she is entitled to receive under any other Company severance plan or employment agreement to which the Company is a party.

For purposes of the CIC Plan:

•

“Cause” means the executive’s (i) willful and continued failure to substantially perform his or her duties that is not cured after notice from the Company (other than a failure due to a physical or mental condition), or (ii) willful misconduct that is materially injurious to the Company;

•

“Good reason” means the occurrence of one of the following events without the executive’s written consent: (i) the assignment to the executive of duties inconsistent with, or a reduction in his or her responsibilities or functions associated with, his or her position immediately prior to the change in control; (ii) a reduction in the executive’s base salary or any failure to pay the executive any compensation within seven days of the due date for such payment; (iii) a change by 50 miles or more of the executive’s principal work location; (iv) a substantial change in the executive’s required business travel; (v) the Company’s failure to continue substantially similar benefits under its welfare and fringe benefit plans, its taking any action that adversely affects or reduces the executive’s benefits under such plans, or its failure to provide the executive with his or her accrued vacation days in accordance with the Company’s policy in effect immediately prior to the change in control; (vi) the failure to provide the executive with the bonus and long term incentive opportunity available immediately prior to the change in control; (vii) a material increase in the executive’s working hours; or (viii) the failure of any successor to the Company to assume the obligations under the CIC Plan;

•

“Change in control” means (i) a person’s acquisition of more than 30% of the voting power of the Company’s outstanding securities; (ii) during any 24 month period, the incumbent board members, and generally any new directors elected by at least  2/3 of the incumbent or previously approved board members, cease to constitute a majority of the board; (iii) a merger or consolidation of the Company (other than a merger or consolidation that (A) results in the Company’s outstanding voting securities continuing to represent more than 66 2/3% of the combined voting power of the outstanding securities immediately after the transaction, or (B) after which no person holds 30% or more of the combined voting power of the outstanding securities immediately after the transaction); (iv) a complete liquidation, or a sale of substantially all of the assets, of the Company; or (v) any other event that the Board determines to be a change in control. A change in control does not include any of the above events if after such event the Company ceases to be subject to Section 13 or 15(d) of the Securities Exchange Act and no more than 50% of the outstanding stock is owned by any entity subject to such requirements, or executive officers of the Company own 25% or more of the then outstanding common stock or 25% or more of the combined voting power of the outstanding voting securities.

Management Severance Pay Plan

The Company maintains a Management Severance Pay Plan (the “Severance Plan”) that provides severance benefits to select employees of the Company. On December 12, 2008, the Committee approved amendments to the Severance Plan effective December 31, 2008. Benefits are available to an eligible employee who is involuntarily terminated by the Company for other than cause (as defined in the Plan). Benefits are not available if the termination is due to voluntary resignation, leave of absence, retirement, death or disability. If the termination is due to the employee’s transfer to an unaffiliated business, the sale of the stock or assets of the Company or the outsourcing of a division, department, business unit or function, severance benefits will be provided only if the employee has not been offered employment with the successor entity. An employee’s receipt of severance benefits is conditioned on his or her execution of a release. The severance benefit payable to a participant is equal to the sum of the participant’s base salary and target bonus amount multiplied by a factor of:

•	1.5 for the Chief Executive Officer;

•	1.0 for any Tier I MIP participant (other than the Chief Executive Officer), which includes each of the other named executive officers.

The severance benefits will be paid to the participant in a lump sum no later than 30 days after the employee delivers to the Company an executed release, but in no event later than March 15th of the calendar year following the calendar year in which the employee’s termination occurs. In addition, the terminated employee receives the continuation of health, dental and/or vision benefits for the length of the severance period (up to one year) at no cost to him or her.

CEO Employment Agreement

Under his employment agreement, the Chief Executive Officer is also entitled to severance benefits. If he resigns for good reason or he is terminated without cause (as defined in his agreement), his severance benefit is equal to 1.5 times the sum of his base salary and target bonus, plus a prorated target bonus for the year of termination (conditioned upon signing a release of claims). If he resigns for good reason or he is terminated for cause during the period beginning six months prior to, and ending two years after, a change in control of the Company (as defined in the CIC Plan), his severance benefit is equal to 2.5 times the sum of his base salary and target bonus, plus a pro rata bonus for the year of termination (conditioned upon signing a release of claims). Severance benefits also include continued medical benefits at active employee rates for one year and a tax gross-up payment as described above for the CIC Plan, if applicable. These severance benefits are in lieu of any benefits paid under the Severance Plan or CIC Plan.

Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy

The Company maintains a Bonus, Restricted Stock Unit and Bonus Cash Deferral Retirement Policy (“Retirement Policy”). Under the Retirement Policy, an employee is eligible for retirement if all three of the following criteria have been met:

•	Age 55 or older on the date of retirement;

•	Combined age and years of service add up to at least 70 on the date of retirement; and

•	Notification of the intent to retire is made no later than October 15th of the fiscal year before the year of actual retirement.

The Retirement Policy allows for the continued vesting of RSUs and bonus cash deferrals, and the payment of the annual incentive, if any, that would have been earned for the year of retirement even if the employee retires prior to the actual date of payment. The employee is also eligible for an annual incentive in the year following retirement.

None of the named executive officers qualified for retirement under the Retirement Policy on December 31, 2009.

2007 GlobalShare Program

All employees are eligible to receive awards under the Company’s GlobalShare Program.

Upon the occurrence of a change in control, the Program provides the following benefits to employees who have received awards under the Plan:

•	Immediate vesting of all outstanding unexercisable stock options;

•	Immediate vesting of all outstanding RSUs; and

•	Immediate vesting of all outstanding PSUs at the target level of performance.

For purposes of the Program, the definition of a change in control is the same as included in the Company’s CIC Plan (see pages 30-31 for more details).

All agreements with respect to awards of stock options, RSUs and PSUs granted under the 2007 GlobalShare Program provide for immediate vesting of all outstanding awards in the event of a termination by reason of death or disability as defined under the Program. In such events, the PSUs would vest based on the Company’s relative TSR performance versus the peer group as calculated at the end of the month preceding the month of death or disability.

2008 MIP Deferrals

As noted above, 15% of each named executive officer’s 2008 MIP bonus was deferred to be paid ratably over three years. In the event of a change in control, death, or disability, such amounts would vest and be paid out in a single lump sum within 30 days.

L. Kevin Kelly.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, resignation by the executive for good reason, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2009.

Contingent Payments

	Involuntary Termination Without Cause or Voluntary Resignation For Good Reason (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$1,260,000	$0	$2,100,000
Management bonus	$1,260,000	$0	$2,059,626	(8)
Prorated bonus	$840,000	$0	$840,000
Continued health coverage (4)	$19,628	$0	$19,628
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$2,957,756	$2,342,719
Vesting of deferred 2008 MIP Bonus	$69,300	$69,300	$69,300
Excise tax gross-up (7)	$0	$0	$0

Total	$3,448,928	$3,027,056	$7,431,273

(1)	The amounts reflect benefits payable under the executive’s employment agreement if he is terminated by the Company without cause or if he resigns for good reason equal to (a) one and a half times the sum of his base salary and management incentive target, (b) a prorated target bonus for the year in which the termination occurs and (c) continued medical benefits at active employee rates for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Kelly’s outstanding equity agreements.

(3)	The amounts (other than vesting of equity) reflect benefits payable under the executive’s employment agreement if the executive is terminated by the Company without cause or resigns for good reason within six months prior to and two years following the change in control. The severance benefit is equal to (a) two and a half times the sum of his base salary and management incentive target, (b) a prorated target bonus for the year in which the termination occurs and (c) continued medical benefits at active employees rates for one year. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2009 ($31.24) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2009 ($31.24) multiplied by the number of outstanding unvested RSUs and the PSUs at target level of performance.

(7)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits.

(8)	There is no gross-up payment available to Mr. Kelly since the value of the severance benefits exceeds three times the “base amount” by less than 10% (as determined under Section 280G(b)(3) of the Code). In this instance, the payment relating to the management bonus has been reduced from $2,100,000 to $2,059,626 to ensure that the severance benefits do not exceed three times the base amount and thus trigger no excise tax liability.

Scott J. Krenz.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2009.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$375,000	$0	$750,000
Management bonus	$375,000	$0	$750,000
Prorated bonus	$0	$0	$375,000
Continued health coverage (4)	$19,628	$0	$19,628
Vesting of unexercisable stock options (5)	$0	$5,450	$5,450
Vesting of outstanding RSUs and PSUs (6)	$0	$947,884	$717,770
Vesting of deferred 2008 MIP Bonus	$25,781	$25,781	$25,781
Excise tax gross-up (7)	$0	$0	$867,044

Total	$795,409	$979,115	$3,510,673

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) one times the sum of base salary and management incentive target and (b) continued health coverage at no cost for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Krenz’s outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s CIC Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Krenz, the severance benefit is equal to (a) two times base salary and management incentive target, (b) a prorated portion of the target bonus for the year in which the termination occurs and (c) continued health coverage at no cost for one year. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues. The vesting of equity awards is also accelerated under the CIC Plan if the executive is terminated by the Company without cause or if the executive voluntarily resigns for good reason within two years of the change in control.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2009 ($31.24) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2009 ($31.24) multiplied by the number of outstanding unvested RSUs and the PSUs at target level of performance.

(7)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits.

Charles G. Davis.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2009.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$700,000	$0	$1,400,000
Management bonus	$700,000	$0	$1,400,000
Prorated bonus	$0	$0	$700,000
Continued health coverage (4)	$19,628	$0	$19,628
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$1,863,685	$1,445,287
Vesting of deferred 2008 MIP Bonus	$68,922	$68,922	$68,922
Excise tax gross-up (7)	$0	$0	$1,632,328

Total	$1,488,550	$1,932,607	$6,666,165

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) one times the sum of base salary and management incentive target and (b) continued health coverage at no cost for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Davis’ outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s CIC Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Davis, the severance benefit is equal (a) two times base salary and management incentive target and (b) a prorated portion of the target bonus for the year in which the termination occurs. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues. The vesting of equity awards is also accelerated under the CIC Plan if the executive is terminated by the Company without cause or if the executive voluntarily resigns for good reason within two years of the change in control.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2009 ($31.24) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2009 ($31.24) multiplied by the number of outstanding unvested RSUs and the PSUs at target level of performance.

(7)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits. The excise tax calculation normally uses an individual’s five-year U.S. Form W-2 compensation history as an input. Since Mr. Davis was not on the U.S. payroll until 2009, an estimate based on his non-U.S. income for the relevant period was used for this purpose.

K. Steven Blake.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2009.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$350,000	$0	$700,000
Management bonus	$350,000	$0	$700,000
Prorated bonus	$0	$0	$350,000
Continued health coverage (4)	$7,066	$0	$7,066
Vesting of unexercisable stock options (5)	$0	$0	$0
Vesting of outstanding RSUs and PSUs (6)	$0	$967,472	$758,257
Vesting of deferred 2008 MIP Bonus	$32,175	$32,175	$32,175
Excise tax gross-up (7)	$0	$0	$738,583

Total	$739,241	$999,647	$3,286,081

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) one times the sum of base salary and management incentive target bonus and (b) continued health coverage at no cost for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Blake’s outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s CIC Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Blake, the severance benefit is equal to (a) two times base salary and management incentive target (b) a prorated portion of the target bonus for the year in which the termination occurs and (c) continued health coverage at no cost for one year. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues. The vesting of equity awards is also accelerated under the CIC Plan if the executive is terminated by the Company without cause or if the executive voluntarily resigns for good reason within two years of the change in control.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2009 ($31.24) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2009 ($31.24) multiplied by the number of outstanding unvested RSUs and the PSUs at target level of performance.

(7)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits.

Richard J. Caldera.    The table below shows the additional benefits and payments to be made in the event of a termination by the Company without cause, termination by reason of death or long-term disability, or termination following a change in control of the Company, on December 31, 2009.

Contingent Payments

	Involuntary Termination Without Cause (1)	Death or Long-Term Disability (2)	Termination following a Change in Control (3)
Base salary	$325,000	$0	$650,000
Management bonus	$325,000	$0	$650,000
Prorated bonus	$0	$0	$325,000
Continued health coverage (4)	$19,454	$0	$19,454
Vesting of unexercisable stock options (5)	$0	$12,087	$12,087
Vesting of outstanding RSUs and PSUs (6)	$0	$840,012	$630,798
Vesting of deferred 2008 MIP Bonus	$37,125	$37,125	$37,125
Excise tax gross-up (7)	$0	$0	$771,048

Total	$706,579	$889,224	$3,095,512

(1)	The amounts reflect benefits payable under the Company’s Severance Plan equal to (a) one times the sum of base salary and management incentive target and (b) continued health coverage at no cost for one year.

(2)	The immediate vesting of the equity awards is a benefit provided under all of Mr. Caldera’s outstanding equity agreements.

(3)	The amounts reflect benefits payable under the Company’s CIC Plan if the executive is terminated by the Company without cause or the executive voluntarily resigns for good reason within a period of two years following the change in control. For Mr. Caldera, the severance benefit is equal to (a) two times base salary and management incentive target, (b) a prorated portion of the target bonus for the year in which the termination occurs and (c) continued health coverage at no cost for one year. Upon a change in control, the vesting of the equity will be accelerated pursuant to the GlobalShare Program even if employment continues. The vesting of equity awards is also accelerated under the CIC Plan if the executive is terminated by the Company without cause or if the executive voluntarily resigns for good reason within two years of the change in control.

(4)	The amounts reflect premiums paid by the Company for such coverage.

(5)	The amounts are equal to the difference (not less than zero) between the closing stock price on December 31, 2009 ($31.24) and the option exercise price multiplied by the number of outstanding unexercisable stock options.

(6)	The amounts are equal to the closing stock price on December 31, 2009 ($31.24) multiplied by the number of outstanding unvested RSUs and the PSUs at target level of performance.

(7)	The amount, if any, reflects the gross-up payment for any excise tax incurred by the named executive officer as a result of receiving change in control benefits.

DIRECTOR COMPENSATION

The Company provides compensation to non-employee directors that is competitive with other similarly sized publicly traded companies in order to attract and retain qualified directors. Compensation is paid in a mix of cash and equity to ensure directors are aligned with the interests of the stockholders and the long-term strategy of the Company. Additional compensation is also provided to a director who serves as chair of the Board of Directors or a Board Committee to reflect the additional time requirements, additional risk and skill-level required to fulfill this role.

The Company does not provide any compensation to directors who are also employees of the Company for their service as directors.

Cash Compensation.    Prior to April 1, 2009, each director received an annual cash retainer of $75,000. Effective April 1, 2009, the Board agreed to reduce the annual cash retainer to $37,500 to help the Company respond to the serious downturn in the Company’s business because of the global recession. All cash retainers are payable on a quarterly basis. In addition, the Company reimburses the directors for any out-of-pocket expenses associated with their Board service.

The Audit and Finance Committee Chair receives an additional cash retainer of $30,000 and each member of the Audit and Finance Committee (including the Chair) receives an additional cash retainer of $10,000. The Human Resources and Compensation Committee Chair and the Nominating and Board Governance Committee Chair receive an additional cash retainer of $15,000 and $10,000 respectively. Prior to 2009, the Non-Executive Chair of the Board of Directors received an additional cash retainer of $100,000, but effective April 1, 2009, this cash retainer was reduced to $50,000, also to help the Company respond to the global recession.

Equity Compensation.    Each director receives an annual equity retainer of $75,000 payable in the form of RSUs awarded as of the date of the Company’s Annual Meeting of Stockholders. The RSUs vest and are payable on the date a director ceases to serve on the Board. A director may also elect to receive shares of common stock in lieu of the RSUs described above. For a director who joins the Board after the Company’s Annual Meeting of Stockholders, a pro-rata equity award will be made on the date of his or her appointment to the Board. The Company no longer grants awards of stock options to its directors.

Non-Employee Directors Voluntary Deferred Compensation Plan.    Pursuant to the Company’s Non-Employee Directors Voluntary Deferred Compensation (“VDC”) Plan, directors may defer up to 100% of their cash compensation per year. To enroll in the Company’s VDC plan, a director needs to complete an election form in a timely manner and choose from investment funds offered by Vanguard (the VDC Plan Administrator). A participant is not allowed to invest deferred amounts directly in Company stock. Vanguard calculates the earnings for the funds selected for each director’s account. The election remains in effect for all subsequent years until a director makes a different election. The distributions are payable in a lump sum on the date a director ceases to serve on the Board.

Stock Ownership Guidelines.    The Company adopted stock ownership guidelines for the directors on May 24, 2007. Each director has three years to maintain a stock ownership level equal to three times the annual cash retainer ($112,500 for 2009). Stock included for determining the satisfaction of the guidelines includes direct stock ownership and RSUs.

Director Summary Compensation Table.    The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2009.

Name (1)	Fees Earned or Paid in Cash ($) (2)		Stock Awards ($) (3)		Option Awards ($) (4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Richard I. Beattie	113,249	(5)(6)	74,999	(12)	0	0	0	0	188,248
Antonio Borges	53,001	(7)	74,999	(13)	0	0	0	0	128,000
John A. Fazio	86,875	(5)(8)	74,999	(12)	0	0	0	0	161,874
Jane D. Hartley	22,974	(9)	74,993	(12)	0	0	0	0	97,967
Jill Kanin-Lovers	71,875	(10)	74,999	(12)	0	0	0	0	146,874
Gary E. Knell	46,875	(5)	74,999	(13)	0	0	0	0	121,874
Robert E. Knowling, Jr.	56,875	(11)	74,999	(13)	0	0	0	0	131,874
V. Paul Unruh	56,875	(11)	74,999	(12)	0	0	0	0	131,874

(1)	L. Kevin Kelly, the Company’s Chief Executive Officer is not included in this table as he is an employee of the Company and thus received no compensation for his service as a director. The compensation received by Mr. Kelly as an employee of the Company is shown in the Summary Compensation Table on page 24.

(2)	The amounts reflect the cash compensation earned by each director in 2009 and include amounts deferred at the director’s election.

(3)	The amounts reflect the grant date fair value for financial reporting purposes as determined in accordance with ASC Topic 718 for RSUs and common stock granted under the 2007 GlobalShare Program.

(4)	There were no stock options granted to directors in 2009.

(5)	The fees earned were all deferred pursuant to the Company’s VDC Plan.

(6)	Mr. Beattie earned an additional cash retainer of $62,500 as Non-Executive Chair of the Board of Directors. For the period from January 1, 2009 to May 20, 2009, he also earned an additional cash retainer of $3,874 as Chair of the Nominating and Board Governance Committee.

(7)	Mr. Borges earned an additional cash retainer of $6,126 as Chair of the Nominating and Board Governance Committee for the period from May 21, 2009 to December 31, 2009.

(8)	Mr. Fazio earned an additional cash retainer of $30,000 as Chair of the Audit and Finance Committee and $10,000 as a member of that Committee.

(9)	Ms. Hartley became a director effective May 21, 2009.

(10)	Ms. Kanin-Lovers earned an additional cash retainer of $15,000 as Chair of the Human Resources and Compensation Committee. She also earned an additional cash retainer of $10,000 as a member of the Audit and Finance Committee.

(11)	Mr. Knowling Jr. and Mr. Unruh each earned an additional cash retainer of $10,000 as members of the Audit and Finance Committee.

(12)	Except for Ms. Hartley, the amount reflects an award of stock granted on May 21, 2009 (the date of the Annual Meeting of Stockholders). The award was equal to the annual equity retainer of $75,000 (4,139 shares multiplied by the closing stock price on the date of grant of $18.12). For Ms. Hartley, the award was granted effective July 31, 2009 and was equal to the annual equity retainer of $75,000 (3,660 shares multiplied by the closing price on the date of grant of $20.49).

(13)	The amount reflects an award of RSUs granted on May 21, 2009 with the same value as the award of stock described in footnote (12).

Restricted Stock Units (“RSUs”) Outstanding at December 31, 2009

Non-Employee Director	RSUs
Richard I. Beattie	2,879
Antonio Borges	11,793
John A. Fazio	7,065
Jane D. Hartley	0
Jill Kanin-Lovers	870
Gary E. Knell	8,248
Robert E. Knowling, Jr.	13,746
V. Paul Unruh	770

Total	45,371

VOTING SECURITIES OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock, which is the only outstanding class of voting securities or other equity securities of the Company, as of April 16, 2010 (except where otherwise noted) for (1) each of the Company’s directors, (2) each of the executive officers named in the Summary Compensation Table, (3) each person known to us to be the beneficial owner of 5% or more of the outstanding shares of common stock and (4) all of the directors and executive officers as a group. On April 16, 2010, there were 17,469,617 shares of common stock outstanding. Unless otherwise indicated, and except for stock options not yet exercisable, the Company believes that each beneficial owner has the sole voting and sole investment power over the number of shares listed adjacent to his, her or its name.

	Shares of Common Stock Beneficially Owned
Names (1) (2)	Number	Percent
Richard I. Beattie	17,320	*
Antonio Borges	11,793	*
John A. Fazio	15,206	*
Jane D. Hartley	3,660	*
Jill Kanin-Lovers	11,737	*
Gary E. Knell	8,248	*
Robert E. Knowling Jr.	13,746	*
V. Paul Unruh	11,637	*
K. Steven Blake (3)	64,755	*
Richard J. Caldera (3)	21,456	*
Charles G. Davis (3)	77,133	*
L. Kevin Kelly (3)	187,066	1.1
Scott J. Krenz (3)	23,866	*
Abrams Bison Investments L.L.C. (4)	1,300,000	7.4
BlackRock, Inc. (5)	1,552,713	8.9
Bank of New York Mellon Corporation, LLC (6)	1,319,858	7.6
Evergreen Investment Management Company, LLC (7)	1,069,180	6.1
Kornitzer Capital Management, Inc. (8)	1,260,250	7.2
Wells Fargo and Company (9)	1,258,177	7.2
William Blair & Company, L.L.C. (10)	962,952	5.5
On April 16, 2010, the shares beneficially owned by all executive officers and directors as a group (13 persons) were:	467,623	2.7

*	Represents holdings of less than one percent (1%).

(1)	The mailing address for each executive officer and director is 233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606-6303.

(2)	In computing the number of shares beneficially owned by a person and the percentage ownership of that person, restricted stock units and shares of common stock issuable pursuant to stock options that are exercisable on April 16, 2010, or which will become exercisable within 60 days of that date, are deemed issued and outstanding. These shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other stockholder.

(3)	The number of shares shown includes shares issuable pursuant to stock options granted under the Global Share Program, which were exercisable on April 16, 2010, or which will become exercisable within 60 days of that date as follows: Mr. Blake, 28,692 shares, Mr. Caldera, 4,666 shares, Mr. Davis, 16,278 shares, Mr. Kelly, 80,065 shares and Mr. Krenz, 2,500 shares.

(4)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 16, 2010. The mailing address for Abrams Bison Investments L.L.C. is 4800 Hampden Lane, Suite 1050, Bethesda, MD 20814.

(5)

Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 20, 2010. The mailing address for BlackRock, Inc., is 40 East 52nd Street, New York, NY 10022.

(6)

Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on February 4, 2010. The mailing address for Bank of New York Mellon Corporation is One Wall Street, 31st Floor, New York, NY 10286.

(7)	Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 19, 2010. The mailing address for Evergreen Investment Management Company, LLC, is 200 Berkeley Street, Boston, MA 02116-5034.

(8)

Number is based on information contained in Schedule 13G filed with the Securities and Exchange Commission on January 22, 2010. The mailing address for Kornitzer Capital Management, Inc. is 5420 West 61st Place, Shawnee Mission, KS 66205.

(9)	Number is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on January 19, 2010. The mailing address for Wells Fargo and Company is 420 Montgomery Street, San Francisco, CA 94104.

(10)	Number is based on information contained in a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2010. The mailing address for William Blair & Company, L.L.C. is 222 West Adams Street, Chicago, IL 60606.

PROPOSAL II—RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

On the recommendation of the Audit and Finance Committee, the Board of Directors has selected KPMG LLP as the Company’s independent registered public accounting firm for the current fiscal year ending December 31, 2010, and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for the fiscal year ended December 31, 2009, and has been the independent registered public accounting firm for the Company since 2002. We are asking the stockholders to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2010.

Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s Amended and Restated Bylaws or other applicable legal requirements. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate governance. In the event stockholders fail to ratify the appointment, the Board of Directors may reconsider this appointment. Even if the appointment is ratified, the Board of Directors, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Board of Directors determines that such a change would be in the Company’s and stockholders’ best interests.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2010 FISCAL YEAR.

REPORT OF THE AUDIT AND FINANCE COMMITTEE OF THE BOARD OF DIRECTORS

The Audit and Finance Committee of the Board of Directors is responsible for providing general oversight of the Company’s financial accounting and reporting processes, selection of critical accounting policies, and the Company’s system of internal controls. The Audit and Finance Committee is presently comprised of four directors, Messrs. Fazio, Knowling and Unruh and Ms. Kanin-Lovers, each of whom is independent within the meaning of the Company’s Director Independence Standards and the applicable NASDAQ Rules. The Board of Directors has determined that John A. Fazio and V. Paul Unruh are “audit committee financial experts” as defined in the rules and regulations of the SEC Rules. During 2009, the Audit and Finance Committee met fourteen times.

As part of its oversight of the Company’s financial statements, the Audit and Finance Committee reviews and discusses with both management and its independent registered public accounting firm, KPMG LLP, all annual and quarterly financial statements prior to their issuance. The Audit and Finance Committee reviews key initiatives and programs aimed at strengthening the effectiveness of the Company’s disclosure control structures, including its internal controls, as well as providing oversight of the Company’s risk management protocols.

The Audit and Finance Committee reviewed and discussed with KPMG LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended (AICPA Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit and Finance Committee has also received the written disclosures and the letter from KPMG LLP, required by applicable requirements of the Public Accounting Oversight Board regarding KPMG LLP’s communications with the Audit and Finance Committee concerning independence, and has discussed with KPMG LLP the firm’s independence from the Company.

The Audit and Finance Committee’s meetings include, whenever appropriate, executive sessions with KPMG LLP and with the Company’s Vice President of Internal Audit, in each case without the presence of management, to raise and discuss any issues they may have about the financial statements and the adequacy and proper functioning of the Company’s internal and disclosure control systems and procedures.

In performing these functions, the Audit and Finance Committee acted and continues to act only in an oversight capacity on behalf of the Board of Directors. Management has primary responsibility for the Company’s financial statements and the overall reporting process, including its systems of internal and disclosure controls. In its oversight role, the Audit and Finance Committee necessarily relies on the procedures, work and assurances of management. KPMG LLP has audited the annual financial statements prepared by management, expressed an opinion as to whether those financial statements fairly present the Company’s financial position, results of operation and cash flows in conformity with generally accepted accounting principles in the U.S., and discussed any issues they believe should be raised with the Audit and Finance Committee.

During 2009, management documented, tested and evaluated the Company’s internal controls pursuant to the requirements of the Sarbanes-Oxley Act of 2002. Management and KPMG LLP kept the Audit and Finance Committee apprised of the Company’s progress at each regularly scheduled Audit and Finance Committee meeting. Management and KPMG LLP have each provided the Audit and Finance Committee with a report on the effectiveness of the Company’s internal controls. The Audit and Finance Committee has reviewed management’s and KPMG LLP’s assessment of the effectiveness of the Company’s internal controls included in the Annual Report on Form 10-K for the year ended December 31, 2009.

Based on the above mentioned reviews and discussions with management and its independent registered public accounting firm, the undersigned Audit and Finance Committee members recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009. The Audit and Finance Committee has also recommended that KPMG LLP be selected as the Company’s independent registered public accounting firm for 2010.

THE AUDIT AND FINANCE COMMITTEE

John A. Fazio (Chair)

Jill Kanin-Lovers

Robert E. Knowling, Jr.

V. Paul Unruh

AUDIT FEES

The Audit and Finance Committee has established a policy governing the engagement of the Company’s independent auditors for audit and non-audit services. Under this policy, the Audit and Finance Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors to assure that the provision of such services does not impair the auditor’s independence. The independent auditor may not perform any non-audit service which independent auditors are prohibited from performing under the SEC Rules or the rules of the Public Company Accounting Oversight Board. All non-audit services performed by KPMG LLP in 2009 were pre-approved by the Audit and Finance Committee.

At the beginning of each fiscal year, the Audit and Finance Committee reviews with management and the independent auditor the types of services that are likely to be required throughout the year. For each proposed service, the independent auditor provides documentation regarding the specific services to be provided. At that time, the Audit and Finance Committee pre-approves a list of specific audit related services that may be provided and sets fee limits for each specific service or project. Management is then authorized to engage the independent auditor to perform the pre-approved services as needed throughout the year, subject to providing the Audit and Finance Committee with regular updates. The Audit and Finance Committee must review and approve in advance, on a case-by-case basis, all other projects, services and fees to be performed by or paid to the independent auditor. The Audit and Finance Committee also must approve in advance any fees for pre-approved services that exceed the pre-established limits, as described above.

All services provided by KPMG LLP in 2009 were, and all services to be provided by KPMG LLP in 2010 will be, permissible under applicable laws and regulations.

Fee Category	2009	2008
Audit Fees (1)	$1,871,600	$1,835,771
Audit-Related Fees (2)	75,763	193,007
Tax Fees (3)	7,500	4,000
All Other Fees	—	—

Total Fees	$1,954,863	$2,032,778

(1)	Fees for professional services rendered for the audit of the Company’s annual consolidated financial statements, reviews of the consolidated financial statements included in its Quarterly Reports on Form 10-Q, statutory audits required internationally and the audit of the Company’s internal controls over financial reporting.

(2)	Fees for professional services relating to transaction advisory services and the audit of the Company’s 401(k) plan in 2008 and 2009.

(3)	Fees for tax compliance services.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Various Company policies and procedures, which include the Code of Business Conduct (applicable to all executive officers and non-employee directors) and annual questionnaires completed by all Company directors and executive officers, require disclosure of transactions or relationships that may constitute conflicts of interest or otherwise require disclosure under applicable SEC and NASDAQ Rules. Pursuant to its charter, the Nominating and Board Governance Committee of the Board of Directors—in consultation with the Audit and Finance Committee—reviews and approves related party transactions. Although the Company’s processes vary with the particular transaction or relationship, when such a transaction or relationship is identified, the Nominating and Board Governance Committee evaluates the transaction or relationship and approves or ratifies it (without the vote of any interested person) only if it is judged to be fair and in the best interests of the Company. In addition, it is the practice of the Nominating and Board Governance Committee, although not part of a written policy, to review each of the transactions specifically disclosed as a related person transaction in connection with its review of the proxy statement for the Annual Meeting of Stockholders, to the extent any such transaction has not previously been reviewed, applying the same standard.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires that the Company’s officers and directors, and persons who own ten percent (10%) or more of a registered class of the Company’s equity securities, file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission. These officers, directors and persons holding ten percent (10%) or more of the outstanding shares of Company common stock are also required by the Securities and Exchange Commission rules to furnish the Company with copies of all forms they file.

Based solely on a review of the copies of the forms and written representations from certain reporting persons, the Company believes that, during 2009, all forms required under Section 16(a) applicable to its officers, directors, and persons holding ten percent (10%) or more of the outstanding shares of Company common stock were filed on a timely basis except for (i) one Form 4 for each of Messrs Davis, Kelly and Krenz, each of which reported a single transaction and (ii) two forms for Mr. Blake, each reporting a single transaction. Each of these Forms 4 has since been filed.

STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Advance Notice Procedures.    Under the Company’s Amended and Restated Bylaws, no business may be brought before an Annual Meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote at the meeting who has delivered advance notice to the Company. The advance notice must contain certain information specified in the Company’s Amended and Restated Bylaws and be delivered to the Secretary at the Company’s principal executive offices (233 South Wacker Drive, Suite 4200, Chicago, Illinois 60606) not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year’s Annual Meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a stockholder must meet in order to have a stockholder proposal included in the proxy statement for the 2011 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“SEC Rule 14a-8”) and apply regardless of whether the stockholder is seeking to include the proposal in the Company’s proxy statement.

Stockholder Proposals to be Included in the Proxy Statement.    Proposals of the Company’s stockholders intended to be included in the proxy materials for the 2011 Annual Meeting of Stockholders must be received by the Secretary at the Company’s principal executive offices by December 20, 2010. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the 2011 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. A proposal that does not comply with the applicable requirements of SEC Rule 14a-8 will not be included in the Company’s proxy materials for the 2011 Annual Meeting of Stockholders.

OTHER MATTERS

As of the date of this Proxy Statement, the above is the only business the Company is aware of that is to be acted upon at the Annual Meeting. If, however, other matters should properly come before the Company at the Annual Meeting, the persons named in the proxy will vote on those matters according to their best judgment.

By the order of the Board of Directors,
K. Steven Blake
Secretary

Chicago, Illinois

April 26, 2010

YOUR VOTE IS IMPORTANT. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.
We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the shareholder meeting date.
HEIDRICK & STRUGGLES INTERNATIONAL, INC.	INTERNET http://www.proxyvoting.com/hsii Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
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▼ FOLD AND DETACH HERE ▼
THE BOARD OF DIRECTORS OF HEIDRICK & STRUGGLES INTERNATIONAL, INC. RECOMMENDS THAT YOU APPROVE THE PROPOSALS LISTED BELOW.
Please mark your votes as indicated in this example	☒
I. ELECTION OF DIRECTORS
FOR	AGAINST	ABSTAIN	FOR	AGAINST	ABSTAIN
01 Richard I. Beattie 02 Antonio Borges 03 John A. Fazio	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	II.	To ratify the appointment by the Board of Directors of KPMG LLP as the Company’s independent registered public accounting firm.	☐	☐	☐
III.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OF THE MEETING.

This Proxy when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR Proposals I and II.

Mark Here for Address Change or Comments SEE REVERSE	☐

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
Signature	Signature	Date

You can now access your Heidrick & Struggles International, Inc. account online.

Access your Heidrick & Struggles International, Inc. account online via Investor ServiceDirect® (ISD).

BNY Mellon Shareowner Services, the transfer agent for Heidrick & Struggles International, Inc., now makes it easy and convenient to get current information on your shareholder account.

•View account status	•View payment history for dividends
•View certificate history	•Make address changes
•View book-entry information	•Obtain a duplicate 1099 tax form
Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
Investor ServiceDirect®
Available 24 hours per day, 7 days per week
TOLL FREE NUMBER: 1-800-370-1163

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at: http://www.heidrick.com/proxy
▼ FOLD AND DETACH HERE ▼
PROXY FOR ANNUAL MEETING This Proxy is Solicited on Behalf of the Board of Directors of Heidrick & Struggles International, Inc. Sofitel Hotel 45 West 44th Street New York, New York 10036

I hereby appoint K. Steven Blake and Stephen W. Beard, or each of them as Proxies, with full power of substitution to vote, as directed, all the shares of common stock of Heidrick & Struggles International, Inc. held of record by me as of April 16, 2010, at the Annual Meeting of Stockholders to be held on May 27, 2010, or any adjournment of the meeting. This Proxy authorizes each of them to vote in their discretion on any matter that may properly come before the annual meeting or any adjournment of the meeting.

Address Change/Comments
(Mark the corresponding box on the reverse side)	BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)
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